                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC  20549


                                      FORM 8-K


                                   CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  November 22, 1998


                                  UNUM CORPORATION
               (Exact name of registrant as specified in its charter)


                   Delaware                              01-0405657
         (State or other jurisdiction                 (I.R.S. Employer
               of incorporation)                      Identification No.)


     2211 Congress Street, Portland, Maine                 04122
    (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including the area code:     (207) 770-2211

                                  UNUM Corporation
                             Current Report on Form 8-K

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     On November 22, 1998 UNUM Corporation ("UNUM") entered into an Agreement and Plan of Merger dated as of November 22, 1998 between UNUM and Provident Companies, Inc. ("Provident"), pursuant to which UNUM and Provident will merge (the "Merger") under the name UNUMProvident Corporation ("UNUMProvident"). In connection with this planned merger UNUM is filing the financial statements and exhibits described below.

(a) Condensed Consolidated Financial Statements of Provident Companies, Inc. and Subsidiaries (Unaudited):

          Condensed Consolidated Statements of Financial Condition at September 30, 1998 and December 31, 1997

          Condensed Consolidated Statements of Income for the three months and nine months ended September 30, 1998 and 1997

          Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 1998 and 1997

          Notes to Condensed Consolidated Financial Statements

          Independent Auditors' Review Report

(b) Consolidated Financial Statements of Provident Companies, Inc. and Subsidiaries (Audited):

          Report of Ernst and Young LLP, Independent Auditors

          Consolidated Statements of Financial Condition at December 31, 1997 and 1996

          Consolidated Statements of Income for the three years ended December 31, 1997

          Consolidated Statements of Stockholders' Equity for the three years ended December 31, 1997

          Consolidated Statements of Cash Flows for the three years ended December 31, 1997

          Notes to Consolidated Financial Statements

(c) Condensed Pro Forma Combined Financial Data of UNUM Corporation and Subsidiaries and Provident Companies, Inc. and Subsidiaries (Unaudited):

          Condensed Pro Forma Combined Statements of Income for the nine months ended September 30, 1998 and 1997 and for each of the three years ended December 31, 1997, 1996 and 1995

          Condensed Pro Forma Combined Balance Sheet at September 30, 1998

          Notes to Condensed Pro Forma Combined Financial Information

(d)  Exhibits:

          Acknowledgement of Independent Auditors

          Consent of Independent Auditors

                        PART I -- FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
PROVIDENT COMPANIES, INC. AND SUBSIDIARIES


                                            September 30, 1998     December 31, 1997
                                                      (in millions of dollars)
                                                            (Unaudited)
ASSETS
   Investments
      Fixed Maturity Securities
         Available-for-Sale                     $14,946.5               $17,035.1
         Held-to-Maturity                           298.9                   306.8
      Equity Securities                              12.7                    10.0
      Mortgage Loans                                 17.8                    17.8
      Real Estate                                    43.7                    87.1
      Policy Loans                                2,101.4                 1,983.9
      Other Long-term Investments                    33.9                    22.6
      Short-term Investments                         44.0                    57.5
                                                ---------                --------
           Total Investments                     17,498.9                19,520.8
   Cash and Bank Deposits                            42.3                    37.7
   Accounts and Premiums Receivable                 109.8                   166.4
   Reinsurance Receivable                         3,171.2                   987.2
   Accrued Investment Income                        363.1                   363.2
   Deferred Policy Acquisition Costs                413.7                   362.9
   Value of Business Acquired                       498.7                   560.8
   Goodwill                                         697.5                   732.3
   Property and Equipment                           118.0                   109.2
   Miscellaneous                                     33.6                    26.2
   Separate Account Assets                          320.2                   310.9
                                                ---------               ---------
           TOTAL ASSETS                         $23,267.0               $23,177.6
                                                =========               =========

See notes to condensed consolidated financial statements.

PROVIDENT COMPANIES, INC. AND SUBSIDIARIES

                                                          September 30    December 31
                                                               1998         1997
                                                            (in millions of dollars)
                                                                 (Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
         Policy and Contract Benefits                        $   513.0   $   531.2
         Reserves for Future Policy and Contract Benefits
            and Unearned Premiums                             13,674.9    13,193.8
         Policyholders' Funds and Experience Rating Refunds    3,482.6     4,328.0
         Federal Income Tax Liability                            347.0       190.1
         Short-term Debt                                          98.9       150.7
         Long-term Debt                                          600.0       725.0
         Other Liabilities                                       481.9       468.6
         Separate Account Liabilities                            320.2       310.9
                                                             ---------   ---------
TOTAL LIABILITIES                                             19,518.5    19,898.3
                                                             ---------   ---------
COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED
   SECURITIES OF SUBSIDIARY TRUST HOLDING SOLELY JUNIOR
   SUBORDINATED DEBT SECURITIES OF THE COMPANY                   300.0         -
                                                             ---------   ---------
COMMITMENTS AND CONTINGENT LIABILITIES - NOTE 6
STOCKHOLDERS' EQUITY
         Preferred Stock                                           -         156.2
         Common Stock, $1 par                                    135.8       135.2
         Additional Paid-in Capital                              756.3       750.6
         Retained Earnings                                     1,821.6     1,635.2
         Accumulated Other Comprehensive Income--Note 7          745.7       603.6
         Treasury Stock                                          (10.9)       (1.5)
                                                             ---------   ---------
TOTAL STOCKHOLDERS' EQUITY                                     3,448.5     3,279.3
                                                             ---------   ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $23,267.0   $23,177.6
                                                             =========   =========


See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
PROVIDENT COMPANIES, INC. AND SUBSIDIARIES

                                          Three Months Ended                Nine Months Ended
                                             September 30                     September 30
                                         1998           1997              1998           1997
                                              (in millions of dollars, except share data)
 REVENUE
   Premium Income                    $      593.2   $      594.0      $    1,759.8   $    1,471.5
   Net Investment Income                    329.5          362.9           1,039.6          990.1
   Net Realized Investment Gains              9.2            6.9              18.2           13.1
   Other Income                              43.4           33.3             134.3           87.5
                                     ------------   ------------      ------------   ------------
TOTAL REVENUE                               975.3          997.1           2,951.9        2,562.2
                                     ------------   ------------      ------------   ------------
BENEFITS AND EXPENSES
   Policy and Contract Benefits             445.7          451.8           1,377.8        1,212.2
   Change in Reserves for Future
      Policy And Contract Benefits
      and Policyholders' Funds              163.8          197.3             486.2          507.7
   Amortization
      Deferred Policy Acquisition
         Costs                               19.3           21.4              58.2           57.9
      Value of Business Acquired              7.9            9.1              25.2           19.3
      Goodwill                                5.2            4.2              16.1            8.6
   Interest Expense on Debt                  20.0           12.0              54.0           27.8
   Salaries                                  57.1           55.1             168.5          132.1
   Commissions                               58.6           65.0             189.7          161.9
   Other Operating Expenses                  71.9           71.7             213.4          171.7
                                     ------------   ------------      ------------   ------------
TOTAL BENEFITS AND EXPENSES                 849.5          887.6           2,589.1        2,299.2
                                     ------------   ------------      ------------   ------------
INCOME BEFORE FEDERAL INCOME TAXES          125.8          109.5             362.8          263.0
FEDERAL INCOME TAXES                         43.9           38.5             135.0           91.5
                                     ------------   ------------      ------------   ------------
NET INCOME                               $   81.9   $       71.0      $      227.8      $   171.5
                                     ============   ============      ============   ============
NET INCOME PER COMMON SHARE
   Basic                                 $   0.61   $       0.50      $       1.67   $       1.34
   Assuming Dilution                     $   0.59   $       0.49      $       1.63   $       1.31
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING
   Basic                              135,210,161    134,962,688       135,101,280    120,928,246
   Assuming Dilution                  138,491,624    137,939,702       138,589,198    123,492,809
DIVIDENDS PER COMMON SHARE           $       0.10   $       0.10      $       0.30   $       0.28


See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
PROVIDENT COMPANIES, INC. AND SUBSIDIARIES

                                                             Nine Months Ended
                                                                September 30
                                                            1998            1997
                                                          (in millions of dollars)
NET CASH PROVIDED BY OPERATING ACTIVITIES               $   631.7        $   763.9
                                                        ---------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from Sales of Investments                     1,039.9          1,256.6
   Proceeds from Maturities of Investments                  923.1          1,334.7
   Purchase of Investments                               (1,821.7)        (2,195.1)
   Net Sales of Short-term Investments                       10.4            362.1
   Acquisition of Business--Note 4                            -             (860.0)
   Disposition of Business--Note 5                           58.0              -
   Other                                                    (19.4)           (23.2)
                                                        ---------        ---------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES            190.3           (124.9)
                                                        ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES
   Deposits to Policyholder Accounts                         66.0            415.7
   Maturities and Benefit Payments from
      Policyholder Accounts                                (802.5)        (1,704.8)
   Net Short-term Debt Repayments                           (51.8)             -
   Net Long-term Borrowings (Repayments)                   (125.0)           425.9
   Issuance of Company Obligated Mandatorily
      Redeemable Preferred Securities                       300.0              -
   Redemption of Preferred Stock                           (156.2)             -
   Issuance of Common Stock                                   6.3            388.4
   Dividends Paid to Stockholders                           (44.6)           (43.3)
   Other                                                     (9.4)             0.5
                                                        ---------        ---------
NET CASH USED BY FINANCING ACTIVITIES                      (817.2)          (517.6)
                                                        ---------        ---------
Effect of Foreign Exchange Rate Changes on Cash              (0.2)            (0.7)
                                                        ---------        ---------
NET INCREASE IN CASH AND BANK DEPOSITS                        4.6            120.7
CASH AND BANK DEPOSITS AT BEGINNING OF PERIOD                37.7             19.3
                                                        ---------        ---------
CASH AND BANK DEPOSITS AT END OF PERIOD                  $   42.3        $   140.0
                                                        =========        =========


See notes to condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
PROVIDENT COMPANIES, INC. AND SUBSIDIARIES
SEPTEMBER 30, 1998

NOTE 1--BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 1998, are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1997.

NOTE 2--DEBT AND EQUITY SECURITIES

On February 24, 1998, the Company repaid the $725.0 million outstanding borrowing on its revolving credit facility and redeemed its cumulative preferred stock outstanding of $156.2 million at $150 per share equivalent to $25 per depositary share. The debt repayment and preferred stock redemption were funded through short-term borrowings.

In May 1997, the Securities and Exchange Commission declared effective a shelf registration statement pursuant to which the Company could issue up to $900.0 million in debt and/or equity securities. On March 16, 1998, the Company completed a public offering of $200.0 million of 7.25% senior notes due March 15, 2028. On March 16, 1998, Provident Financing Trust I, a wholly-owned subsidiary trust of the Company, issued $300.0 million of 7.405% capital securities in a public offering. These capital securities, which mature on March 15, 2038, are fully and unconditionally guaranteed by the Company, have a liquidation value of $1,000 per capital security, and have a mandatory redemption feature under certain circumstances. The Company issued $300.0 million of 7.405% junior subordinated deferrable interest debentures which mature on March 15, 2038, to the subsidiary trust in connection with the capital securities offering. The sole assets of the subsidiary trust are the junior subordinated debt securities. On July 9, 1998, the Company completed a public offering of $200.0 million of 6.375% senior notes due July 15, 2005, and $200.0 million of 7% senior notes due July 15, 2018.

PROVIDENT COMPANIES, INC. AND SUBSIDIARIES
SEPTEMBER 30, 1998

NOTE 3--SEGMENT INFORMATION
A summary by segment of the Company's revenue and income before federal income taxes, excluding and including net realized investment gains and losses, follows:


                                          Three Months Ended    Nine Months Ended
                                             September 30          September 30
                                           1998        1997      1998       1997
                                                   (in millions of dollars)
Revenue (Excluding Net Realized
   Investment Gains and Losses)
      Individual Disability and Life      $565.4      $544.1   $1,683.9   $1,341.9
      Employee Benefits                    277.8       248.9      808.7      643.5
      Other Operations                     122.9       197.2      441.1      563.7
                                          ------      ------   --------   --------
         Total                            $966.1      $990.2   $2,933.7   $2,549.1
                                          ======      ======   ========   ========
Income Before Net Realized Investment
   Gains and Losses and Federal
    Income Taxes
      Individual Disability and Life      $ 82.1     $ 64.9    $  235.5   $  150.8
      Employee Benefits                     32.0       20.3        90.5       44.6
      Other Operations                       2.5       17.4        18.6       54.5
                                          ------     ------    --------   --------
         Total                            $116.6     $102.6    $  344.6   $  249.9
                                          ======     ======    ========   ========

PROVIDENT COMPANIES, INC. AND SUBSIDIARIES
SEPTEMBER 30, 1998
NOTE 3--SEGMENT INFORMATION - CONTINUED

                                         Three Months Ended     Nine Months Ended
                                             September 30           September 30
                                           1998        1997       1998       1997
                                                 (in millions of dollars)
Revenue (Including Net Realized
 Investment Gains and Losses)
   Individual Disability and Life         $568.6      $547.5   $1,

698.0   $1,351.7
   Employee Benefits                       277.7       251.1      810.3      645.3
   Other Operations                        129.0       198.5      443.6      565.2
                                          ------      ------   --------   --------
      Total                               $975.3      $997.1   $2,951.9   $2,562.2
                                          ======      ======   ========   ========
Income Before Federal Income Taxes
   Individual Disability and Life         $ 85.3      $ 68.3   $  249.6   $  160.6
   Employee Benefits                        31.9        22.5       92.1       46.4
   Other Operations                          8.6        18.7       21.1       56.0
                                          ------      ------   --------   --------
      Total                               $125.8      $109.5   $   362.8   $ 263.0
                                          ======      ======   ========   ========


Total revenue (excluding net realized investment gains and losses) includes premium income, net investment income, and other income. Total revenue (including net realized investment gains and losses) includes premium income, net investment income, net realized investment gains and losses, and other income.

PROVIDENT COMPANIES, INC. AND SUBSIDIARIES
SEPTEMBER 30, 1998

NOTE 4--ACQUISITION OF BUSINESS

GENEX SERVICES, INC.

On February 28, 1997, the Company acquired GENEX Services, Inc. and GENEX Services of Canada, Inc. (GENEX) at a price of $70.0 million. GENEX is a provider of case management, vocational rehabilitation, and related services to corporations, third party administrators, and insurance companies. These services are utilized in the management of disability and worker's compensation cases. The acquisition was accounted for by the purchase method. The fair values of the assets acquired and liabilities assumed were $17.9 million and $8.9 million, respectively. The purchase price has been allocated to goodwill and is being amortized on a straight-line basis over a 25 year period. The consolidated financial statements include the operating results of GENEX from March 1, 1997.

THE PAUL REVERE CORPORATION

On March 27, 1997, the Company acquired The Paul Revere Corporation (Paul Revere), a provider of life and disability insurance products, at a price of approximately $1.2 billion. The transaction was financed through common equity issued to Zurich Insurance Company, a Swiss insurer, and its affiliates in the amount of $300.0 million, common equity of $437.5 million and cash of $2.5 million issued to Paul Revere shareholders, internally generated funds of $145.0 million, and borrowings on the Company's revolving credit facility of $305.0 million. The acquisition was accounted for by the purchase method. The fair values of the assets acquired and liabilities assumed were $6,680.0 million and $6,675.4 million, respectively. The purchase price has been allocated principally to the value of business acquired with the remainder being allocated to goodwill. The value of business acquired will be amortized with interest based on premium income for the traditional individual life and disability income products and on the estimates of future gross profits for interestsensitive individual life products. Goodwill is being amortized on a straightline basis over a 40 year period.

The following pro forma results of operations for the nine months ended September 30, 1997, give effect to the acquisitions and the related financing arrangements, including the acquisition of debt and issuance of common stock equity. The pro forma results of operations, prepared from historical financial results of operations of the Company, Paul Revere, and GENEX with such adjustments as are necessary to present the results of operations as if the acquisitions had occurred as of the beginning of the period presented, are as follows:


                                                       Nine Months Ended
                                                      September 30, 1997
                                                   (in millions of dollars,
                                                      except share data)
Revenue                                                   $3,018.6
Income Before Federal Income Taxes                           311.4
Net Income                                                   200.5
Net Income per Common Share
   Basic                                                      1.42
   Assuming Dilution                                          1.39


PROVIDENT COMPANIES, INC. AND SUBSIDIARIES
SEPTEMBER 30, 1998

NOTE 4--ACQUISITION OF BUSINESS - CONTINUED

Revenue and income before federal income taxes include $36.4 million of pre-tax net realized investment gains for the acquired companies for the 1997 period prior to acquisition. Net income includes $23.7 million ($0.18 per common share) of after-tax net investment gains for the 1997 period prior to acquisition.

NOTE 5--SALE OF A PORTION OF A LINE OF BUSINESS

In December 1997, the Company entered into an agreement with American General Corporation (American General) under which various affiliates of American General agreed to acquire certain assets and assume certain liabilities of the Company's individual and tax-sheltered annuity business for approximately $58.0 million in cash. In addition, American General acquired a number of miscellaneous group pension lines of business which were no longer actively marketed by the Company. The sale did not include the Company's Canadian annuity business, traditional guaranteed investment contracts, or group single premium annuities. The sale was completed during the second quarter of 1998. Assets transferred to American General in connection with the business sold had a carrying value of approximately $2,413.3 million, and liabilities assumed by American General totaled $2,493.1 million. In connection with the sale, the Company wrote off $18.7 million of goodwill associated with the annuity business acquired from Paul Revere. The gain recognized at the time of the sale of this business increased 1998 operating earnings by $12.2 million ($0.09 per common share) before taxes and $1.4 million ($0.01 per common share) after taxes.

Note 6--COMMITMENTS AND CONTINGENT LIABILITIES

Two alleged class action lawsuits have been filed in Superior Court in Worcester, Massachusetts (the Court) against the Company - one purporting to represent all career agents of Paul Revere whose employment relationships ended on June 30, 1997 and were offered contracts to sell insurance policies as independent producers, and the other purporting to represent independent brokers who sold certain Paul Revere individual disability income policies with benefit riders. Motions filed by the Company to dismiss most of the counts in the complaints, which allege various breach of contract and statutory claims, have been denied, but the cases remain at a preliminary stage. To date, no class has been certified in either lawsuit. The Company has filed a conditional counterclaim in each action which requests a substantial return of commissions should the Court agree with the plaintiff's interpretation of the contract. The Company has strong defenses to both lawsuits and will vigorously defend its position and resist certification of the classes. In addition, the same plaintiff's attorney who has filed the purported class action lawsuits has filed 41 individual lawsuits on behalf of current and former Paul Revere sales managers alleging various breach of contract claims. The Company has filed a motion in federal court to compel arbitration for 16 of the plaintiffs who are licensed by the National Association of Securities Dealers and have executed the Uniform Application for Registration or Transfer in the Securities Industry (Form U-4). The
Company has strong defenses and will vigorously defend its position in these cases as well. Although the alleged class action lawsuits and the 41 individual lawsuits are in the early stages, management does not currently expect these suits to materially affect the financial position or results of operations of the Company.

Various lawsuits against the Company have arisen in the normal course of business. Contingent liabilities that might arise from litigation are not deemed likely to materially affect the financial position or results of operations of the Company.

Provident Companies, Inc. and Subsidiaries
SEPTEMBER 30, 1998

NOTE 7--COMPREHENSIVE INCOME

Effective January 1, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and presentation of comprehensive income and its components. SFAS 130 requires foreign currency translation adjustments and unrealized holding gains and losses on the Company's available-for-sale fixed maturity and equity securities, which prior to adoption were reported separately in stockholders' equity, to be reported as components of comprehensive income. Prior periods have been reclassified to conform to the requirements of SFAS 130. SFAS 130 had no impact on the Company's net income or stockholders' equity.

The components of accumulated other comprehensive income, net of related tax, are as follows:


                                                   September 30,             December 31,
                                                       1998                     1997
                                                          (in millions of dollars)
Net Unrealized Gain on Securities                     $775.7                   $624.3
Foreign Currency Translation Adjustment                (30.0)                   (20.7)
                                                      ------                   ------
Accumulated Other Comprehensive Income                $745.7                   $603.6
                                                      ------                   ------
                                                      ------                   ------


The components of comprehensive income, net of related tax, are as follows:


                                   Three Months Ended           Nine Months Ended
                                      September 30                September 30
                                   1998          1997          1998          1997
                                              (in millions of dollars)
Net Income                        $ 81.9        $ 71.0        $227.8        $171.5
Change in Net Unrealized Gain
  on Securities                     35.5         217.3         151.4         365.0
Change in Foreign Currency
  Translation Adjustment            (3.8)         (2.8)         (9.3)         (1.5)
                                  ------        ------        ------        ------
Comprehensive Income              $113.6        $285.5        $3

69.9        $535.0
                                  ------        ------        ------        ------
                                  ------        ------        ------        ------


INDEPENDENT AUDITORS' REVIEW REPORT

Board of Directors and Shareholders
Provident Companies, Inc.

We have reviewed the accompanying condensed consolidated statement of financial condition of Provident Companies, Inc. and Subsidiaries as of September 30, 1998, and the related condensed consolidated statements of income for the three and nine month periods ended September 30, 1998 and 1997, and the condensed consolidated statements of cash flows for the nine month periods ended September 30, 1998 and 1997. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated statement of financial condition of Provident Companies, Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, not presented herein, and in our report dated February 3, 1998, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated statement of financial condition as of December 31, 1997, is fairly stated in all material respects in relation to the consolidated statement of financial condition from which it has been derived.

Chattanooga, Tennessee
November 10, 1998

                 Report of Ernst & Young LLP, Independent Auditors

Board of Directors and Shareholders
Provident Companies, Inc.

We have audited the accompanying consolidated statements of financial condition of Provident Companies, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Provident Companies, Inc. and Subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                           Ernst & Young LLP

Chattanooga, Tennessee
February 3, 1998
except for Note 18, as to which
the date is March 16, 1998

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
Provident Companies, Inc. and Subsidiaries

                                                        December 31
                                                1997                  1996
                                                 (in millions of dollars)
                                              -------------------------------
Assets
Investments
 Fixed Maturity Securities
   Available-for-Sale - at fair value
  (amortized cost:  $15,491.4; $10,384.3)      $17,035.1             $10,880.1
   Held-to-Maturity - at amortized cost
  (fair value:  $336.6;  $263.1)                   306.8                 264.5
 Equity Securities - at fair value
  (cost:  $11.1; $7.2)                              10.0                   4.9
 Mortgage Loans                                     17.8                     -
 Real Estate                                        87.1                 151.1
 Policy Loans                                    1,983.9               1,749.0
 Other Long-term Investments                        22.6                  15.5
 Short-term Investments                             57.5                 252.3
                                               ---------             ---------
Total Investments                               19,520.8              13,317.4
Other Assets
 Cash and Bank Deposits                             37.7                  19.3
 Accounts Receivable                                92.5                  40.1
 Premiums Receivable                                73.9                  72.3
 Reinsurance Receivable                            987.2                 468.3
 Accrued Investment Income                         363.2                 268.3
 Deferred Policy Acquisition Costs                 362.9                 421.8
 Value of Business Acquired                        560.8                   5.9
 Goodwill                                          732.3                     -
 Property and Equipment - at cost
  less accumulated depreciation                    109.2                  59.0
 Miscellaneous                                      26.2                  19.6
 Separate Account Assets                           310.9                 300.5
                                               ---------             ---------
Total Assets                                   $23,177.6             $14,992.5
                                               =========             =========

Provident Companies, Inc. and Subsidiaries

                                                                  December 31
                                                               1997         1996
                                                            (in millions of dollars)
                                                      -----------------------------------
Liabilities and Stockholders' Equity
 Policy and Contract Benefits                                 $   531.2   $   411.7
 Reserves for Future Policy and Contract Benefits              13,001.1     8,051.3
 Unearned Premiums                                                192.7        58.8
 Experience Rating Refunds                                        133.1       164.0
 Policyholders' Funds                                           4,194.9     3,717.1
 Federal Income Tax Liability
   Current                                                         40.3        34.6
   Deferred                                                       149.8        14.5
 Short-term Debt                                                  150.7           -
 Long-term Debt                                                   725.0       200.0
 Other Liabilities                                                468.6       301.4
 Separate Account Liabilities                                     310.9       300.5
                                                              ---------   ---------
Total Liabilities                                              19,898.3    13,253.9
                                                              ---------   ---------
Commitments and Contingent Liabilities--Note 16
Stockholders' Equity--Note 10
 Preferred Stock                                                  156.2       156.2
 Common Stock
      Authorized:  150,000,000 shares
      Issued:  135,160,109 and 91,255,258 shares                  135.2        45.6
 Additional Paid-in Capital                                       750.6        11.4
 Net Unrealized Gain on Securities                                624.3        90.9
 Foreign Currency Translation Adjustment                          (20.7)       (5.2)
 Retained Earnings                                              1,635.2     1,439.7
   Treasury Stock - at cost:
            40,200 shares                                          (1.5)          -
                                                              ---------   ---------
Total Stockholders' Equity                                      3,279.3     1,738.6
                                                              ---------   ---------
Total Liabilities and Stockholders' Equity                    $23,177.6   $14,992.5
                                                              =========   =========

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
Provident Companies, Inc. and Subsidiaries

                                                         Year Ended December 31
                                                     1997          1996       1995
                                               (in millions of dollars, except share data)
                                               -------------------------------------------
Revenue
 Premium Income                                     $2,053.7      $1,175.7   $1,251.9
 Net Investment Income                               1,354.7       1,090.1    1,221.3
 Net Realized Investment Gains (Losses)                 15.1          (8.6)     (31.7)
 Other Income                                          129.7          34.7      113.8
                                                    --------      --------   --------
Total Revenue                                        3,553.2       2,291.9    2,555.3
                                                    --------      --------   --------
Benefits and Expenses
Policy and Contract Benefits                         1,687.8       1,216.5    1,419.7
 Change in Reserves for Future Policy and
   Contract Benefits and Policyholders' Funds          670.3         444.7      484.9
 Amortization
         Deferred Policy Acquisition Costs              74.4          64.0       71.0
         Value of Business Acquired                     31.2           0.5        4.9
         Goodwill                                       12.6             -          -
 Salaries                                              191.1          77.3       99.8
 Commissions                                           220.9         124.0      131.9
 Other Operating Expenses                              284.6         138.7      167.1
                                                    --------      --------   --------
Total Benefits and Expenses                          3,172.9       2,065.7    2,379.3
                                                    --------      --------   --------
Income Before Federal Income Taxes                     380.3         226.2      176.0
Federal Income Taxes                                   133.0          80.6       60.4
                                                    --------      --------   --------
Net Income                                         $   247.3      $  145.6   $  115.6
                                                    ========      ========   ========
Earnings Per Common Share                           $   1.88      $   1.46   $   1.13
                                                    ========      ========   ========

Earnings Per Common Share - Assuming Dilution       $   1.84      $   1.44   $   1.13
                                                    ========      ========   ========

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Provident Companies, Inc. and Subsidiaries

                                                         Year Ended December 31
                                                     1997           1996         1995
                                                         (in millions of dollars)
                                                      ------------------------------
Preferred Stock
 Balance at Beginning and End of Year           $    156.2         $   156.2   $   156.2
                                                  --------          --------    --------
Common Stock
 Balance at Beginning of Year                         45.6              45.4        45.4
 Issued During Year                                   22.1               0.2           -
 Two-for-One Stock Split                              67.5                 -           -
                                                  --------          --------    --------
 Balance at End of Year                              135.2              45.6        45.4
                                                  --------          --------    --------
Additional Paid-in Capital
 Balance at Beginning of Year                         11.4               5.8         4.8
 Contributions During Year                           806.7               5.6         1.0
 Two-for-One Stock Split                             (67.5)                -           -
                                                  --------          --------    --------
 Balance at End of Year                              750.6              11.4         5.8
                                                  --------          --------    --------
Net Unrealized Gain (Loss) on Securities
 Balance at Beginning of Year                         90.9             101.9      (302.3)
 Change During Year                                  533.4             (11.0)      404.2
                                                  --------          --------    --------
 Balance at End of Year                              624.3              90.9       101.9
                                                  --------          --------    --------
Foreign Currency Translation Adjustment
 Balance at Beginning of Year                         (5.2)             (4.8)       (5.4)
 Change During Year                                  (15.5)             (0.4)        0.6
                                                  --------          --------    --------
Balance at End of Year                               (20.7)             (5.2)       (4.8)
                                                  --------          --------    --------
Retained Earnings
 Balance at Beginning of Year                      1,439.7           1,347.8     1,270.4
 Net Income                                          247.3             145.6       115.6
 Dividends to Stockholders
   (Paid Per Common Shares: $0.38; $0.36; $0.36)     (51.8)            (53.7)      (38.2)
                                                  --------          --------    --------
Balance at End of Year                             1,635.2           1,439.7     1,347.8
                                                  --------          --------    --------
Treasury Stock
 Balance at Beginning of Year                            -                 -           -
 Purchased During Year                                (1.5)                -           -
                                                  --------          --------    --------
Balance at End of Year                                (1.5)                -           -
                                                  --------          --------    --------
Total Stockholders' Equity                        $3,279.3          $1,738.6    $1,652.3
                                                  ========          ========    ========

See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS
Provident Companies, Inc. and Subsidiaries

                                                                 Year Ended December 31
                                                             1997        1996        1995
                                                               (in millions of dollars)
                                                        -----------------------------------
Cash Flows from Operating Activities
 Net Income                                             $   247.3    $   145.6   $   115.6
 Adjustments to Reconcile Net Income
      to Net Cash Provided by Operating Activities
   Policy Acquisition Costs Capitalized                    (143.5)       (71.4)      (88.1)
   Amortization of Policy Acquisition Costs                  74.4         64.0        71.0
   Amortization of Value of Business Acquired and
     Goodwill                                                43.8          0.5         4.9
   Depreciation                                              20.7         10.6        19.4
   Net Realized Investment (Gains) Losses                   (15.1)         8.6        31.7
   Premiums Receivable                                        6.4          3.2       (13.2)
   Reinsurance Receivable                                    44.4        (33.0)        2.0
   Accrued Investment Income                                (10.7)         9.1         4.1
   Insurance Reserves and Liabilities                       595.8        546.8       581.8
   Federal Income Taxes                                      23.5        (11.9)      (11.4)
   Other                                                    (60.0)       (11.5)      (42.9)
                                                         ---------    ---------    --------
Net Cash Provided by Operating Activities                   827.0        660.6       674.9
                                                         ---------    ---------    --------
Cash Flows from Investing Activities
 Proceeds from Sales of Investments
   Available-for-Sale Securities                          1,872.6      1,592.6     1,359.9
   Other Investments                                         92.9        141.8     1,172.5
 Proceeds from Maturities of Investments
   Available-for-Sale Securities                          1,170.5      1,115.7       880.8
   Held-to-Maturity Securities                                1.1        100.5         0.7
   Other Investments                                        295.9         13.0       248.7
 Purchase of Investments
   Available-for-Sale Securities                         (2,904.3)    (1,630.7)   (1,680.1)
   Held-to-Maturity Securities                              (23.4)       (48.6)     (183.9)
   Other Investments                                       (180.5)      (177.5)     (236.6)
 Net (Purchases) Sales of Short-term Investments            393.1        (21.5)       58.7
 Acquisition of Business                                   (860.3)           -           -
 Disposition of Business                                        -            -       (48.9)
 Other                                                      (19.2)       (75.5)      (67.0)
                                                         ---------    ---------    --------
Net Cash Provided (Used) by Investing Activities        $  (161.6)    $ 1,009.8   $ 1,504.8
                                                         ---------    ---------    --------


Provident Companies, Inc. and Subsidiaries

                                                           Year Ended December 31
                                                       1997           1996      1995
                                                          (in millions of dollars)
                                              -------------------------------------------
Cash Flows from Financing Activities
 Deposits to Policyholder Accounts             $  528.7         $   392.5    $   530.6
 Maturities and Benefit Payments from
   Policyholder Accounts                       (2,081.9)         (2,023.8)    (2,663.5)
 Net Short-term Debt Borrowings (Repayments)      150.7              (1.4)       (13.0)
 Net Long-term Borrowings                         425.9                 -            -
 Issuance of Common Stock                         389.8               5.8          1.0
 Dividends Paid to Stockholders                   (60.0)            (45.5)       (45.3)
 Other                                              0.5              (3.5)           -
                                               ---------        ----------   ---------
Net Cash Used by Financing Activities            (646.3)         (1,675.9)    (2,190.2)
                                               ---------        ----------   ---------
Effect of Foreign Exchange Rate
 Changes on Cash                                   (0.7)                -            -
                                               ---------        ----------   ---------
Net Increase (Decrease) in Cash
 and Bank Deposits                                 18.4              (5.5)       (10.5)
Cash and Bank Deposits at Beginning of Year        19.3              24.8         35.3
                                               ---------        ----------   ---------
Cash and Bank Deposits at End of Year          $   37.7         $    19.3    $    24.8
                                               =========        ==========   =========


See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Provident Companies, Inc. and Subsidiaries
Note 1--Significant Accounting Policies

Basis of Presentation: The accompanying financial statements have been prepared on the basis of generally accepted accounting principles. Such accounting principles differ from statutory accounting practices prescribed or permitted by state regulatory authorities (see Note 17). The consolidated financial statements include the accounts of Provident Companies, Inc. and its whollyowned subsidiaries (the Company). Material intercompany transactions have been eliminated.

Operations: The Company does business in the fifty states, the District of Columbia, Puerto Rico, and ten provinces and two territories of Canada. The Company operates principally in the life and health insurance business. Individual life products and individual disability income products are reported in the Individual Life and Disability segment and are marketed primarily through personal producing general agents, brokerage offices, and corporate marketing arrangements. The Employee Benefits segment contains products that are sold to or through corporate customers and certain affinity groups, including permanent and term life insurance, disability, cancer, accident and sickness, and accidental death and dismemberment protection. The Other Operations segment reports corporate results, primarily investment earnings not specifically allocated to a line of business, and also includes results from products no longer actively marketed, including guaranteed investment contracts (GICs), group single premium annuities, medical stop-loss, and corporate-owned life insurance. This segment also includes the results of the group medical business which was sold effective April 30, 1995 and the individual and tax-sheltered annuities business expected to be sold in the second quarter of 1998 (see Notes 15 and 16).

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and
accompanying notes.   Such estimates and assumptions could change in the future
as more information becomes known, which could impact the amounts reported and disclosed herein.
Investments: Investments are reported in the consolidated statements of financial condition as follows:

Available-for-Sale Fixed Maturity Securities are reported at fair value.

Held-to-Maturity Fixed Maturity Securities are generally reported at amortized cost.

Equity Securities are reported at fair value.

Mortgage Loans are carried at the fair value of collateral.

Real Estate that the Company expects to hold and use is carried at cost less accumulated depreciation which is calculated using principally the straight-line method. Real estate to be disposed of is carried at the lower of cost less accumulated depreciation or fair value less cost to sell.

Policy Loans are presented at unpaid balances.

Other Long-term Investments are carried at cost plus the Company's equity in undistributed net earnings since acquisition.

Short-term Investments are carried at cost.

Provident Companies, Inc. and Subsidiaries

Fixed maturity securities include bonds and redeemable preferred stocks. Equity securities include common stocks and nonredeemable preferred stocks. Fixed maturity and equity securities not bought and held for the purpose of selling in the near term but for which the Company does not have the positive intent and ability to hold to maturity are classified as available-for-sale. Fixed maturity securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. The Company determines the appropriate classification of fixed maturity securities at the time of purchase.

Realized investment gains and losses, which are reported as a component of revenue in the consolidated statements of income, are based upon specific identification of the investments sold and do not include amounts allocable to separate accounts. At the time a decline in the value of an investment is determined to be other than temporary, a loss is recorded which is included in realized investment gains and losses.

Derivative Financial Instruments:

Interest Rate Swap Agreements are agreements in which two parties agree to exchange, at specified intervals, interest payment streams calculated on an agreed-upon notional principal amount with at least one stream based on a specified variable rate. The underlying notional principal is not exchanged between the parties. The Company has certain forward interest rate swap agreements where the exchange of interest payments does not begin until a specified future date. The Company intends to settle the forward interest rate swap agreements prior to the commencement of the exchange of interest payment streams.

The fair values of interest rate swap agreements which hedge available-for-sale securities are reported in the consolidated statements of financial condition as a component of fixed maturity securities. The fair values of interest rate swap agreements which hedge liabilities are not reported in the consolidated statements of financial condition. Amounts to be paid or received pursuant to interest rate swap agreements are accrued and recognized in the consolidated statements of income as an adjustment to net investment income for asset hedges or as an adjustment to policy and contract benefits for liability hedges.

The Company accounts for all of its interest rate swap agreements as hedges. Accordingly, any gains or losses realized on closed or terminated interest rate swap agreements are deferred and amortized to net investment income for asset hedges or policy and contract benefits for liability hedges over the expected remaining life of the hedged item. If the hedged item matures or terminates earlier than anticipated, the remaining unamortized gain or loss is amortized to net investment income or policy and contract benefits in the current period. Gains or losses realized on interest rate swap agreements which are terminated when the hedged assets are sold or which are terminated because the hedged anticipated transaction is no longer likely to occur are reported in the consolidated statements of income as a component of net realized investment gains and losses. The Company regularly monitors the effectiveness of its hedging programs. In the event a hedge becomes ineffective, it is marked-tomarket, resulting in a charge or credit to net investment income or policy and contract benefits.

Provident Companies, Inc. and Subsidiaries

Note 1--Significant Accounting Policies - Continued

Futures and Forwards contracts are commitments to either purchase or sell a financial instrument at a specific future date for a specified price. The Company invests only in futures and forwards contracts which have U.S. Treasury securities as the underlying investments. Changes in the market value of contracts are generally settled on a daily basis. The notional amounts of futures and forwards contracts represent the extent of the Company's involvement but not the future cash requirements, as the Company intends to close out open positions prior to settlement. All of the Company's futures and forwards contracts are accounted for as hedges.

The fair values of futures and forwards which hedge available-for-sale securities are reported in the consolidated statements of financial condition as a component of fixed maturity securities. The fair values of open futures and forwards which hedge liabilities are reported in the consolidated statements of financial condition as a component of other liabilities. Gains or losses realized on the termination of futures and forwards contracts are accounted for in the same manner as interest rate swap agreements.

Options contracts give the owner the right, but not the obligation, to buy or sell a financial instrument at an agreed-upon price on or before a specific date. The purchasing counterparty pays a premium to the selling counterparty for this right. The notional amounts of contracts represent the Company's involvement but not the future cash requirements, as the Company intends to close out contracts prior to the expiration date when the market price of the underlying financial instrument exceeds the option price or allow contracts to expire if the option price exceeds the market price. All of the Company's options contracts are accounted for as hedges. The book and fair values of options contracts are reported in the statements of financial condition in a manner similar to the underlying hedged item. Gains or losses on the termination of options contracts are accounted for in the same manner as interest rate swap agreements.

Deferred Policy Acquisition Costs: Certain costs of acquiring new business which vary with and are primarily related to the production of new business have been deferred. Such costs include commissions, other agency compensation, certain selection and policy issue expenses, and certain field expenses. Deferred policy acquisition costs are subject to recoverability testing at the time of policy issue and loss recognition testing subsequent to the year of issue.

Deferred policy acquisition costs related to traditional individual life and individual disability income are amortized over the premium paying period of the related policies in proportion to the ratio of the present value of annual expected premium income to the present value of total expected premium income. Adjustments are made each year to recognize actual persistency experience as compared to assumed experience.

Deferred policy acquisition costs related to interest-sensitive individual life and individual annuity policies are amortized over the lives of the policies in relation to the present value of estimated gross profits from surrender charges and mortality, investment, and expense margins. Adjustments are made each year to reflect actual experience for assumptions which deviate significantly compared to assumed experience.

Provident Companies, Inc. and Subsidiaries

Note 1--Significant Accounting Policies - Continued

The amortization periods do not exceed 25 years for traditional and interestsensitive individual life policies, 20 years for individual disability income policies, and 15 years for individual annuity policies. Loss recognition is performed when, in the judgment of management, adverse deviations from original assumptions have occurred and may be likely to continue such that recoverability of deferred policy acquisition costs on a line of business is questionable. Insurance contracts are grouped on a basis consistent with the Company's manner of acquiring, servicing, and measuring profitability of the contracts. If loss recognition testing indicates that deferred policy acquisition costs are not recoverable, the deficiency is charged to expense. Once a loss recognition adjustment is required, loss recognition testing is generally performed on an annual basis using then current assumptions until the line of business becomes immaterial or results improve significantly. The assumptions used in loss recognition testing represent management's best estimates of future experience.

Value of Business Acquired: Value of business acquired represents the present value of future profits recorded in connection with the acquisition of a block of insurance policies. The asset is amortized based upon expected future premium income for traditional insurance policies and estimated future gross profits for interest-sensitive insurance policies, with the accrual of interest added to the unamortized balance at interest rates ranging from 5.55% to 7.60%. The Company periodically reviews the carrying amount of value of business acquired using the same methods used to evaluate deferred policy acquisition costs.

Goodwill: Goodwill is the excess of the amount paid to acquire a business over the fair value of the net assets acquired. Goodwill is amortized on a straightline basis over a period not to exceed 40 years. The carrying amount of goodwill is regularly reviewed for indicators of impairment in value.

Property and Equipment: Property and equipment is depreciated on the straightline method over its estimated useful life. The accumulated depreciation for property and equipment was $115.7 million and $84.4 million as of December 31, 1997 and 1996, respectively.

Revenue Recognition: For traditional life and accident and health products, the amounts collected from policyholders are recognized as premium income over the premium paying period and are reported net of experience rating refunds and unearned premiums. For interest-sensitive products, the amounts collected from policyholders are considered deposits, and only the deductions during the period for cost of insurance, policy administration, and surrenders are included in revenue. Policyholders' funds represent funds deposited by contract holders and are not included in revenue.

Policy and Contract Benefits: Policy and contract benefits, principally related to accident and health insurance policies, are based on reported losses and estimates of incurred but not reported losses for traditional life and accident and health products. For interest-sensitive products, benefits are the amounts paid and expected to be paid on insured claims in excess of the policyholders' policy fund balances.

Reserves for Future Policy and Contract Benefits: Active life reserves for future policy and contract benefits on traditional life and accident and health products have been provided on the net level premium method. The reserves are calculated based upon assumptions as to interest, withdrawal, morbidity, and mortality that were appropriate at the date of issue. Withdrawal assumptions are based on actual Company experience. Morbidity and mortality assumptions are based upon industry standards adjusted as appropriate to reflect actual Company experience. The assumptions vary by plan, year of issue, and policy duration and include a provision for adverse deviation.

Disabled lives reserves for future policy and contract benefits on disability income policies are calculated based upon assumptions as to interest and claim termination rates that are currently appropriate. Termination rate assumptions are based upon industry standards adjusted as appropriate to reflect actual Company experience. The assumptions vary by year of claim incurral.

Provident Companies, Inc. and Subsidiaries

Reserves for future policy and contract benefits on group single premium annuities have been provided on a net single premium method. The reserves are calculated based upon assumptions as to interest, mortality, and retirement that were appropriate at the date of issue. Mortality assumptions are based upon industry standards adjusted as appropriate to reflect actual Company experience. The assumptions vary by year of issue and include a provision for adverse deviation.

The interest rate assumptions used to calculate reserves for future policy and contract benefits are as follows:

                                                              December 31
                                                     1997                       1996
Active Life Reserves - Current Year Issues
 Traditional Life                                 7.25% to 10.00%          7.25% to 10.00%
 Individual Disability Income                     7.00% to 7.75%           7.00% to 7.75%
Disabled Lives Reserves - Current Year Claims
 Individual Disability Income                     7.75% to 8.00%                8.00%
 Group Disability Income                          6.50% to 8.00%                7.00%
Disabled Lives Reserves - Prior Year Claims
 Individual Disability Income                     7.75% to 8.00%                8.00%
 Group Disability Income                          3.90% to 8.90%           6.00% to 7.00%


Interest assumptions for active life reserves are generally graded downward over a period of years. Reserves for future policy and contract benefits on interest-sensitive products are principally policyholder account values determined on the retrospective deposit method.

Policyholders' Funds: Policyholders' funds represent customer deposits plus interest credited at contract rates. The Company controls its interest rate risk by investing in quality assets which have an aggregate duration that closely matches the expected duration of the liabilities. For GICs, which are no longer marketed, the Company uses a cash flow matching investment strategy.

Synthetic GICs: The Company discontinued accepting new synthetic GIC deposits in 1996 and in 1997 sold this block of business through an assumptive reinsurance agreement. All remaining contracts were transferred in January 1998. Prior to this time, the Company issued synthetic GICs to trustees of employee benefit plans pursuant to the terms of which the trustees owned and retained the assets related to these contracts. Such assets were not included in the Company's consolidated statements of financial condition. Accumulated funds from the sale of synthetic GICs were $97.8 million and $2,176.6 million at December 31, 1997 and 1996, respectively.

Federal Income Taxes: Deferred taxes have been recorded for significant temporary differences between financial statement income and taxable income.

Provident Companies, Inc. and Subsidiaries

Separate Accounts: The separate account amounts shown in the accompanying financial statements represent contributions by contract holders to variable benefits and fixed-benefits pension plans. The contract purchase payments and the assets of the separate accounts are segregated from other Company funds for both investment and administrative purposes. Contract purchase payments received under variable annuity contracts are subject to deductions for sales and administrative fees. Also, the sponsoring company of the separate accounts receives management fees which are based on the net asset values of the separate accounts.

Translation of Foreign Currency: Revenues and expenses of the Company's Canadian operations are translated at average exchange rates. Assets and liabilities are translated at the rate of exchange on the balance sheet date. The translation gain or loss is generally reported in stockholders' equity, net of deferred tax credits of $5.0 million and $2.8 million at December 31, 1997 and 1996, respectively.

Changes in Accounting Principles:

Statement of Financial Accounting Standards No. 125 (SFAS 125), "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" In 1997, the Company adopted the provisions of SFAS 125 which provide accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent
application of a financial-components approach that focuses on control.   SFAS
125 also establishes new rules for determining whether a transfer of financial assets constitutes a sale and, if so, the determination of any resulting gain or loss. The adoption of SFAS 125 did not have a material effect on the Company's financial position or results of operations.

Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share" In 1997, the Company adopted the provisions of SFAS 128 which establish computation and reporting standards for earnings per share. SFAS 128 simplifies the standards for computing earnings per share and makes them comparable to international earnings per share standards. SFAS 128 requires dual presentation on the face of the income statement of earnings per share and earnings per share assuming dilution and requires a reconciliation of the numerator and denominator of the earnings per share computation to the numerator and denominator of the earnings per share assuming dilution computation (see Note 10). Earnings per share is computed using the weighted average number of common shares outstanding and does not consider any potential dilution. Earnings per share assuming dilution reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Historical earnings per common share amounts have been restated in accordance with the provisions of SFAS 128.

Provident Companies, Inc. and Subsidiaries

Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" In 1996, the Company adopted the provisions of SFAS 121 which require that longlived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use should be based on the fair value of the asset. SFAS 121 also requires that long-lived assets and certain intangibles to be disposed of generally be reported at the lower of the carrying amount or fair value less cost to sell.

The primary assets of the Company which are subject to SFAS 121 are investment real estate, property and equipment, and goodwill. The effect of the adoption of SFAS 121 on the Company's financial position and results of operations was immaterial.

Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation"
SFAS 123 defines a fair value based method of accounting for stock-based employee compensation plans. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. SFAS 123 also allows an entity to continue to measure compensation cost using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (Opinion 25), "Accounting for Stock Issued to Employees." Under this method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. SFAS 123 requires entities electing to continue accounting for stock-based employee compensation plans under Opinion 25 to make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting defined under SFAS 123 had been applied. The Company adopted the disclosure provisions of SFAS 123 in 1996 (see Note 11), but elected to continue to measure compensation cost for stock-based compensation under the expense recognition provisions of Opinion 25. The adoption of SFAS 123, therefore, did not have an effect on the Company's financial position or results of operations. Accounting Pronouncements Outstanding:

Statement of Financial Accounting Standards No. 130 (SFAS 130),"Reporting Comprehensive Income"
In 1997, the Financial Accounting Standards Board (FASB) issued SFAS 130 which establishes standards for reporting and presentation of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of financial statements. Comprehensive income is the change in equity of an entity during a period from transactions and other events except those resulting from investments by and distributions to stockholders. SFAS 130 requires all items recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed with the same prominence as other financial statements.
Application of SFAS 130 will not impact amounts reported for net income. The Company plans to adopt SFAS 130 in 1998.

Statement of Financial Accounting Standards No. 131 (SFAS 131),"Disclosures about Segments of an Enterprise and Related Information"
In 1997, the FASB issued SFAS 131 which establishes standards for reporting information for segments of a business enterprise including, but not limited to, profit or loss, assets, products and services, geographic areas of operation, and major customers. The Company plans to adopt SFAS 131 in 1998.

Provident Companies, Inc. and Subsidiaries

Note 2--Fair Values of Financial Instruments

The carrying amounts and fair values of the Company's financial instruments are as follows:

                                                         December 31
                                                  (in millions of dollars)
                                            1997                            1996
                                  Carrying         Fair           Carrying          Fair
                                   Amount          Value           Amount          Value
Assets
Fixed Maturity Securities
   Available-for-Sale            $16,901.3       $16,901.3       $10,859.9       $10,859.9
   Derivatives Hedging
      Available-for-Sale             133.8           133.8            20.2            20.2
   Held-to-Maturity                  306.8           336.6           264.5           263.1
Equity Securities                     10.0            10.0             4.9             4.9
Mortgage Loans                        17.8            17.8              -               -
Policy Loans                       1,983.9         2,376.1         1,749.0         2,080.5
Short-term Investments                57.5            57.5           252.3           252.3
Cash and Bank Deposits                37.7            37.7            19.3            19.3
Liabilities
Policyholders' Funds
   GICs                            1,603.6         1,618.5         3,204.3         3,230.9
   Deferred Annuity Products       2,321.0         2,281.0           281.4           266.0
   Supplementary Contracts without
      Life Contingencies              86.7            86.7            61.1            61.1
Short-term Debt                      150.7           150.7              -               -
Long-term Debt                       725.0           725.0           200.0           200.0
Derivatives Hedging Liabilities       (7.4)           (7.7)             -              3.0


The following methods and assumptions were used by the Company in estimating the fair values of its financial instruments:

Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments. See
Note 3 for the amortized cost and fair values of securities by security type and by maturity date.

Equity Securities: Fair values for equity securities are based on quoted market prices.

Mortgage Loans: Fair values for mortgage loans are based on estimated sales prices at the balance sheet date.

Policy Loans: Fair values for policy loans are estimated using discounted cash flow analyses, using interest rates currently being offered.

Provident Companies, Inc. and Subsidiaries

Short-term Investments and Cash and Bank Deposits: Carrying amounts for shortterm investments and cash and bank deposits approximate fair value. Policyholders' Funds: Fair values of the Company's liability for GICs are estimated using discounted cash flow calculations, based on current market interest rates available for similar contracts with maturities consistent with those remaining for the contracts being valued. Fair values of the Company's liability for deferred annuity products are estimated using the cash surrender values of the annuity contracts. The carrying amounts for supplementary contracts without life contingencies approximate fair value.

Fair values for the Company's insurance contracts other than investment contracts are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, which minimizes exposure to changing interest rates through the matching of investment maturities with amounts due under insurance contracts.

Short-term and Long-term Debt: The carrying amounts for short-term and longterm debt approximate fair value.

Derivatives: Fair values of the Company's derivative financial instruments are based on market quotes, pricing models, or formulas using current interest rates and assumptions and represent the net amount of cash the Company would have received or paid if the contracts had been settled or closed on December 31.

Provident Companies, Inc. and Subsidiaries

Note 3--Investments

Securities

The amortized cost and fair values of securities by security type are as follows:

                                                               December 31, 1997
                                                           (in millions of dollars)
                                                                Gross      Gross
                                                Amortized    Unrealized  Unrealized   Fair
                                                   Cost         Gains      Losses     Value
Available-for-Sale Securities
 United States Government and
    Government Agencies and Authorities          $  336.6      $   62.9    $   -      $399.5
 States, Municipalities, and Political
    Subdivisions                                     13.6           1.2        -        14.8
 Foreign Governments                                526.3         109.9        -       636.2
 Public Utilities                                 2,586.4         284.9      3.6     2,867.7
 Mortgage-backed Securities                       2,841.8         136.2      6.4     2,971.6
 All Other Corporate Bonds                        9,052.4         963.0     16.8     9,998.6
 Redeemable Preferred Stocks                        134.3          14.7      2.3       146.7
                                                ---------      --------    -----   ---------
   Total Fixed Maturity Securities               15,491.4       1,572.8     29.1    17,035.1
 Equity Securities                                   11.1           0.2      1.3        10.0
                                                ---------      --------    -----   ---------
                                                $15,502.5      $1,573.0    $30.4   $17,045.1
                                                =========      ========    =====   =========
Held-to-Maturity Securities
 United States Government and
    Government Agencies and Authorities          $   13.1       $   2.6    $   -    $   15.7
 States, Municipalities, and Political
    Subdivisions                                      2.9           0.2        -         3.1
 Mortgage-backed Securities                         276.9          23.7        -       300.6
 All Other Corporate Bonds                           13.9           3.3        -        17.2
                                                ---------      --------    -----   ---------
                                                $   306.8      $   29.8   $    -   $   336.6
                                                =========      ========   ======   =========

Provident Companies, Inc. and Subsidiaries

Note 3--Investments - Continued

                                                                 December 31, 1996
                                                              (in millions of dollars)
                                                                  Gross     Gross
                                                    Amortized  Unrealized Unrealized   Fair
                                                       Cost       Gains     Losses     Value
Available-for-Sale Securities
   United States Government and
         Government Agencies and Authorities         $   6.4      $   0.8    $   -   $   7.2
   Foreign Governments                                 156.5         19.9        -     176.4
   Public Utilities                                  2,421.5        206.4      7.4   2,620.5
   Mortgage-backed Securities                        2,156.9         28.4     33.3   2,152.0
   All Other Corporate Bonds                         5,595.6        306.2     26.8   5,875.0
   Redeemable Preferred Stocks                          47.4          2.1      0.5      49.0
                                                   ---------       ------    -----   -------
      Total  Fixed Maturity Securities              10,384.3        563.8     68.0  10,880.1
   Equity Securities                                     7.2          -        2.3       4.9
                                                   ---------       ------    -----   -------
                                                   $10,391.5       $563.8    $70.3  10,885.0
                                                   =========       ======    =====  ========
Held-to-Maturity Securities
   United States Government and
     Government Agencies and Authorities            $   13.5       $  1.5   $    -  $   15.0
   States, Municipalities, and Political
     Subdivisions                                        3.2          0.2        -       3.4
   Mortgage-backed Securities                          234.9          3.3      8.1     230.1
   All Other Corporate Bonds                            12.9          1.7        -      14.6
                                                   ---------       ------   ------    ------
                                                   $   264.5       $  6.7   $  8.1     263.1
                                                   =========       ======   ======    ======

Provident Companies, Inc. and Subsidiaries

Note 3--Investments - Continued

The amortized cost and fair values of fixed maturity securities by maturity date are shown below. The maturity dates have not been adjusted for possible calls or prepayments.

                                            December 31, 1997
                                        (in millions of dollars)
                                         Amortized       Fair
                                             Cost       Value
Available-for-Sale Securities
 1 year or less                          $   437.5   $   515.3
 Over 1 year through 5 years               1,341.0     1,528.7
 Over 5 years through 10 years             2,973.4     3,150.5
 Over 10 years                             7,897.7     8,869.0
                                         ---------   ---------
                                          12,649.6    14,063.5
Mortgage-backed Securities                 2,841.8     2,971.6
                                         ---------   ---------
                                         $15,491.4   $17,035.1
                                         =========   =========
Held-to-Maturity Securities
 1 year or less                         $      0.5   $     0.5
 Over 1 year through 5 years                   2.2         2.4
 Over 5 years through 10 years                 0.3         0.3
 Over 10 years                                26.9        32.8
                                         ---------   ---------
                                              29.9        36.0
 Mortgage-backed Securities                  276.9       300.6
                                         ---------   ---------
                                         $   306.8   $   336.6
                                         =========   =========

The adjustments associated with reporting securities at fair value and the changes that would have been necessary if the unrealized investment gains and losses related to the securities had been realized are as follows:

                                                              December 31
                                                           1997          1996
                                                        (in millions of dollars)
Assets
   Fixed Maturity Securities                            $1,543.7     $   495.8
   Equity Securities                                        (1.1)         (2.3)
   Deferred Policy Acquisition Costs                      (362.8)       (240.9)
   Value of Business Acquired                              (59.6)          -
Liabilities
   Reserve for Future Policy and Contract Benefits         161.2         112.8
   Deferred Federal Income Taxes                           334.7          48.9
Stockholders' Equity
   Net Unrealized Gain on Securities                       624.3          90.9

Provident Companies, Inc. and Subsidiaries

Note 3--Investments - Continued

At December 31, 1997, the total investment in below-investment-grade fixed maturity securities (securities rated below Baa3 by Moody's Investors Service or an equivalent internal rating) was $1,297.1 million or 6.6 percent of invested assets. The amortized cost of these securities was $1,232.4 million.

Mortgage Loans
Changes in the mortgage loan loss reserve are as follows:

                                             1997                1996                 1995
                                                      (in millions of dollars)
Balance at January 1                        $ 1.0                $ 12.0              $ 49.0
  Additions Charged to Realized
    Investment Losses                         -                     -                   3.0
      Release Due to Sale or Direct
        Write-Down of Loans                   -                   (11.0)              (40.0)
                                            -----                ------              ------
Balance at December 31                      $ 1.0                $  1.0              $ 12.0
                                            =====                ======              ======

In 1997, the Company sold mortgage loans with a principal amount of $268.1 million and a book value of $258.4 million. The sale of the mortgage loans, which were acquired through an acquisition of business (see Note 14), resulted in a before-tax realized investment gain of $10.9 million.

In 1996, the Company sold mortgage loans with a principal amount of $81.6 million and a book value of $75.9 million which resulted in a before-tax realized investment loss of $5.7 million.

In October 1995, the Company sold commercial mortgage loans with a principal amount and a book value of $962.4 million through a securitization collateralized by 366 loans. In May 1995, the Company sold restructured mortgage loans with a principal amount of $147.5 million and a book value of $122.6 million. The transactions resulted in before-tax realized investment gains (losses) of $8.9 million and $(23.1) million, respectively.

Real Estate

Accumulated depreciation on real estate was $23.3 million and $28.5 million as of December 31, 1997 and 1996, respectively.

Provident Companies, Inc. and Subsidiaries


Note 3--Investments - Continued

Net Investment Income

Sources for net investment income are as follows:

                                                   Year Ended December 31
                                      1997                   1996               1995
                                                   (in millions of dollars)
Fixed Maturity Securities         $1,120.7                $   900.2           $   961.4
Equity Securities                      0.4                      0.4                 0.4
Mortgage Loans                        10.5                      2.6               100.7
Real Estate                           17.4                     25.8                29.6
Policy Loans                         192.0                    182.8               163.9
Other Long-term Investments           24.5                      3.9                 4.3
Short-term Investments                13.6                      7.4                 6.9
                                  --------                 --------            --------
   Gross Investment Income         1,379.1                  1,123.1             1,267.2
Investment Expenses                   24.4                     33.0                45.9
                                  --------                 --------            --------
   Net Investment Income          $1,354.7                 $1,090.1            $1,221.3
                                  ========                 ========            ========

Realized Investment Gains and Losses
Realized investment gains (losses) are as follows:

                                                      Year Ended December 31
                                              1997             1996               1995
                                                     (in millions of dollars)
Fixed Maturity Securities                    $18.1         $   37.1              $ 14.9
Equity Securities                             (0.1)            (1.3)                0.2
Mortgage Loans and Real Estate                 1.0             (3.7)              (26.9)
Other Invested Assets                         (0.7)             0.1                 -
Derivatives                                   (3.2)           (40.8)              (19.9)
                                             -----           ------              ------
                                             $15.1           $ (8.6)             $(31.7)
                                             =====           ======              ======

Net realized investment gains and losses include writedowns and changes in the reserve for losses on mortgage loans and foreclosed real estate of $1.4 million, $(5.0) million, and $(29.0) million for 1997, 1996, and 1995, respectively.

Provident Companies, Inc. and Subsidiaries

Note 3--Investments - Continued

Proceeds from sales of fixed maturity and equity securities and the related gross gains and losses realized on those sales are as follows:

                                                              Year Ended December 31
                                                         1997          1996          1995
                                                             (in millions of dollars)
Proceeds from Sales
  Available-for-Sale Fixed Maturity Securities        $1,871.7       $1,592.0      $1,353.1
   Equity Securities                                       0.9            0.6           6.8
Gross Gains
   Available-for-Sale Fixed Maturity Securities           63.7           50.1          35.3
   Equity Securities                                       -              -             1.3
Gross Losses
   Available-for-Sale Fixed Maturity Securities           45.6           13.0          20.4
   Equity Securities                                       0.1            1.3           1.1

Note 4--Derivative Financial Instruments
The Company uses interest rate swaps, exchange-traded interest rate futures contracts, and options to hedge interest rate risks and to match assets with its insurance liabilities. Interest rate forward contracts are also used to some extent in the hedging process.

Derivative Risks

The basic types of risks associated with derivatives are market risk (that the value of the derivative will be adversely impacted by changes in the market, primarily the change in interest rates) and credit risk (that the counterparty will not perform according to the terms of the contract). The market risk of the derivatives should generally offset the market risk associated with the hedged financial instrument or liability.

To help limit the credit exposure of the derivatives, the Company has entered into master netting agreements with its counterparties whereby contracts in a gain position can be offset against contracts in a loss position. The Company also typically enters into bilateral, cross-collateralization agreements with its counterparties to help limit the credit exposure of the derivatives. These agreements require the counterparty in a loss position to submit acceptable collateral with the other counterparty in the event the net loss position meets or exceeds an agreed upon amount. The Company's current credit exposure on derivatives, which is limited to the value of those contracts in a net gain position, was $50.9 million at December 31, 1997.

Provident Companies, Inc. and Subsidiaries

Note 4--Derivative Financial Instruments - Continued

Hedging Activity

The table below summarizes by notional amounts the activity for each category of derivatives.

                                Interest Rate Swaps
                                 Receive   Receive
                                 Variable/   Fixed/
                                   Pay        Pay
                                  Fixed     Variable Forwards   Futures    Options    Total
                                                           (in millions of dollars)
Balance at December 31, 1994     $800.0   $   726.0   $    -  $   205.0    $     -  $1,731.0
   Additions                      300.0       495.0        -      947.5      820.0   2,562.5
   Terminations                   200.0       359.8        -    1,137.5      820.0   2,517.3
                                 ------    --------   ------   --------   --------  --------
Balance at December 31, 1995      900.0       861.2        -       15.0          -   1,776.2
   Additions                          -       400.0        -      477.0          -     877.0
   Terminations                   600.0       463.6        -      482.0          -   1,545.6
                                 ------    --------   ------   --------   --------  --------
Balance at December 31, 1996      300.0       797.6        -       10.0          -   1,107.6
   Acquisition of Business--
     Note 14                          -         9.4    390.0          -          -     399.4
   Additions                          -       420.0        -    1,257.3    2,034.5   3,711.8
   Terminations                   300.0       114.6    250.0      823.8    1,625.0   3,113.4
                                 ------    --------   ------   --------   --------  --------
Balance at December 31, 1997     $    -    $1,112.4   $140.0  $   443.5   $  409.5  $2,105.4
                                 ======    ========   ======   ========   ========  ========

Additions and terminations reported above for futures and options include roll activity, which is the closing out of an old contract and initiation of a new one when the futures contract is about to mature but the need for it still exists.

The following table summarizes the timing of anticipated settlements of interest rate swaps outstanding at December 31, 1997, and the related weighted average interest receive rate or pay rate assuming current market conditions.

                                  1998     1999    2000     2001     2002     Total
                                              (in millions of dollars)
Receive Fixed/Pay Variable
Notional Value                   $13.0   $420.0   $249.4   $280.0   $150.0   $1,112.4
Weighted Average Receive Rate     5.00%    7.30%   7.76%    7.70%    7.54%      7.51%
Weighted Average Pay Rate         5.72     5.79    5.86     5.81     5.81       5.81

Provident Companies, Inc. and Subsidiaries

Note 4--Derivative Financial Instruments - Continued

Derivative activity falls under seven hedging programs as follows:
Program 1

The Company routinely uses forwards and futures to protect margins by reducing the risk of changes in interest rates between the time of asset purchase and the associated sale of an asset or sale of new business. The majority of the 1995 activity ($500.0 million) was a hedge of the reinvestment of the proceeds from the securitization of the Company's commercial mortgage loan portfolio (see Note 3).

Gains or losses on termination of these forwards and futures are deferred and reported as an adjustment of the carrying amount of the hedged asset or liability and amortized into earnings over the lives of the hedged items.
The net deferred gain associated with this activity was $30.2 million and $29.3 million at December 31, 1997 and 1996, respectively. The deferred gain from this program was amortized into income in the consolidated statements of income as follows:

                                                    Year Ended December 31
                                         1997               1996                1995
                                                    (in millions of dollars)
Net Investment Income                   $ 1.0               $ 1.0               $ 0.2
Policy and Contract Benefits              1.0                 1.2                 3.8
                                        -----               -----               -----
                                        $ 2.0               $ 2.2               $ 4.0
                                        =====               =====               =====

At December 31, 1997, the Company had no open futures contracts under this program.

Program 2

In 1994 and 1993, the Company created $101.0 million of synthetic fixed rate assets consisting of variable rate mortgage-backed securities combined with index amortizing swaps (receive fixed/pay variable). These synthetic fixed rate assets back fixed rate GICs. During this time, the Company also created $625.0 million of synthetic variable rate GICs consisting of fixed rate GICs combined with index amortizing swaps (receive fixed/pay variable), which were then backed by variable rate mortgage-backed securities. The notional amount of index amortizing swaps associated with this program was $113.0 million and $197.6 million at December 31, 1997 and 1996, respectively. The notional amount of these swaps reduces based on an amortization schedule indexed to a constant maturity treasury rate. Under market conditions at December 31, 1997, the remaining swaps are expected to amortize fully over the next two years.

Provident Companies, Inc. and Subsidiaries

Note 4--Derivative Financial Instruments - Continued

Income (expense) from settlements of payment streams on these interest rate swap agreements as reported in the consolidated statements of income was as follows:

                                               Year Ended December 31
                                     1997                1996                1995
                                              (in millions of dollars)
Net Investment Income               $   -                $   -              $ 0.9
Policy and Contract Benefits          0.2                  0.3               (4.7)
                                    -----                -----              -----
                                    $ 0.2                $ 0.3              $(3.8)
                                    =====                =====              =====

Program 3

In December 1994, the Company announced that it would discontinue the sale of traditional GICs. At that time, the Company decided to convert from a duration matching investment approach to a cash flow matching investment approach for its GIC business. The Company hedged the risk that a rise in interest rates would reduce the price on future sales of assets which would be necessary to fund maturing liabilities by entering into $1.1 billion notional amount of forward interest rate swaps (receive variable/pay fixed) and $205.0 million notional amount of short interest rate futures contracts. The majority of this hedge was initiated in 1994, with the last $300.0 million of swaps initiated in 1995.

The $205.0 million futures position was terminated in 1995 as planned when $208.7 million of fixed maturity securities were sold to fund maturing GICs. The Company realized a $0.1 million before-tax investment gain on the futures and a $5.6 million before-tax investment loss on the fixed maturity securities, a net result which was consistent with the original hedge expectations. The first $200.0 million swap position was terminated in 1995; however, fixed maturity securities sales did not occur as originally anticipated because the Company had adequate cash flow from other sources to fund the maturing GICs. The primary source of this other cash flow was the securitization of the commercial mortgage loan portfolio which had not been anticipated at the time this hedge was initiated (see Note 3). The Company realized a $20.0 million before-tax investment loss on the termination of this swap position in 1995.

During 1996, the Company terminated $600.0 million of these forward swaps as scheduled, realizing a $36.1 million before-tax investment loss. In addition, the Company used offsetting futures contracts to partially remove the hedge as fixed maturities were sold prior to the termination date of the interest rate swaps. The Company realized a $5.3 million before-tax investment loss on the termination of these futures contracts. The Company sold $423.0 million of fixed maturity securities associated with this hedge, realizing a $19.6 million before-tax investment gain.

During 1997, the Company terminated the remaining $300.0 million of these forward swaps as scheduled, realizing a $4.1 million before-tax investment loss. In addition, the Company used offsetting futures contracts to partially remove the hedge as fixed maturity securities were sold prior to the termination date of the interest rate swaps. The Company realized a $0.1 million before-tax investment gain on the termination of these futures contracts. The Company sold $302.0 million of fixed maturity securities associated with this hedge, realizing a $4.3 million before-tax investment gain.

Program 4

In 1995, the Company purchased $820.0 million in put options on treasury securities to hedge the risk that a rise in interest rates would reduce the price realized on the securitization of the commercial mortgage loan portfolio. The options expired without value, and the $7.6 million price of the option was reported as an adjustment to the net realized investment gain from the mortgage loan sale.

Provident Companies, Inc. and Subsidiaries

Note 4--Derivative Financial Instruments - Continued

Program 5

The Company has executed a series of cash flow hedges in the individual disability income portfolio and the group single premium annuities portfolio. The purpose of these hedges is to lock in the reinvestment rates on future cash flows and protect the Company from the potential adverse impact of declining interest rates on the associated policy reserves. The Company uses futures contracts to partially offset hedges on fixed maturity securities purchased prior to the termination date of interest rate swaps and forwards. The Company also uses futures contracts to replace terminated forwards and interest rate swaps in order to maintain hedges until the fixed maturity securities are purchased. The following table summarizes the hedging activity under this program:

                                                            Notional    Before-Tax
                                                             Amount      Realized
                                                          Outstanding   Investment  Deferred
                               Additions   Terminations  at December 31 Gain (Loss)   Gain
                                                    (in millions of dollars)

Individual Disability Income

1995
Interest Rate Swaps             $  495.0      $      -       $  495.0      $   -      $   -
                                ========      ========       ========      =====      =====
1996
Interest Rate Swaps             $  200.0      $  225.0       $  470.0      $ 0.6      $ 3.6
Futures                            144.5         134.5           10.0         -         3.6
                                --------      --------       --------      -----      -----
   Total                        $  344.5      $  359.5       $  480.0      $ 0.6      $ 7.2
                                ========      ========       ========      =====      =====
1997
Interest Rate Swaps             $  420.0      $   30.0       $  860.0      $   -      $ 1.7
Forwards                           390.0         250.0          140.0          -       23.2
Futures                            247.5         214.0           43.5          -        2.4
Options - U.S. Treasury
  Interest Rate                    550.0         195.0          355.0        0.1        0.1
Options - Interest Rate Swaps      850.0         850.0            -          0.7        3.3
                                --------      --------       --------      -----      -----
   Total                        $2,457.5      $1,539.0       $1,398.5      $ 0.8      $30.7
                                ========      ========       ========      =====      =====
Group Single Premium Annuities
1996
Interest Rate Swaps             $  200.0      $   70.0       $  130.0      $(0.1)     $   -
                                ========      ========       ========      =====      =====
1997
Interest Rate Swaps             $      -      $      -       $  130.0      $   -      $   -
Options - Interest Rate Swaps      300.0         300.0             -           -        0.5
                                --------      --------       --------      -----      -----
   Total                        $  300.0      $  300.0       $  130.0      $   -      $ 0.5
                                ========      ========       ========      =====      =====


Provident Companies, Inc. and Subsidiaries

In 1997 and 1996, the Company amortized into net investment income $0.6 million and $0.1 million, respectively, of the deferred gains from this program. At December 31, 1997, the Company had an unrealized gain of $133.8 million on the open interest rate swaps, forwards, and futures. These derivatives are scheduled to be terminated in the years 1998 through 2002 as assets are purchased with the future anticipated cash flows.

Program 6

In 1997, the Company began selling indexed annuity products whereby a portion of the crediting rate on the annuity is based on the performance of the S&P 500 stock index. In order to hedge this fluctuating credit rate, the Company purchased options with the S&P 500 stock index as the underlying item. These options will be settled with a net cash payment to the Company at the expiration date if the S&P 500 index moves above the option contract's strike price; otherwise, no cash payment will take place at expiration. At December 31, 1997, the outstanding notional amount of these options was $4.5 million, and the fair value and carrying amount were $1.6 million.

Program 7

In 1997, the Company opened $400.0 million of interest rate futures contracts and wrote $50.0 million of options on interest rate futures in order to hedge the borrowing rate on the anticipated refinancing of long-term debt (see Note
18). The Company realized a $2.9 million before-tax investment loss when $250.0 million of the interest rate futures contracts were terminated and rolled into 1998. The loss on the interest rate futures contracts and the $0.7 million option premium received were deferred and will be amortized as an adjustment to interest expense on long-term debt.

Provident Companies, Inc. and Subsidiaries

Note 5--Value of Business Acquired

A reconciliation of value of business acquired for the year ended 1997 is as follows (in millions of dollars):

Balance at January 1                             $  5.9
   Acquisition of Business--Note 14               645.7
   Interest Accrued                                33.1
   Amortization                                   (64.3)
   Adjustment for Unrealized Investment Gains     (59.6)
                                                  -----
Balance at December 31                           $560.8
                                                 ======


The carrying amounts of value of business acquired in 1996 and 1995 were immaterial. The estimated net amortization of value of business acquired for each of the next five years is as follows (in millions of dollars):

1998                              $40.7
1999                               39.4
2000                               38.3
2001                               36.9
2002                               35.6

Provident Companies, Inc. and Subsidiaries

Note 6--Liability for  Unpaid Claims and Claim Adjustment Expenses
Changes in the liability for unpaid claims and claim adjustment expenses were as follows:

                                             1997      1996       1995
                                              (in millions of dollars)
Balance at January 1                      $3,047.5   $2,824.7   $2,472.9
 Less Reinsurance Recoverables               372.1      343.2      237.6
                                          --------   --------   --------
Net Balance at January 1                   2,675.4    2,481.5    2,235.3
Acquisition of Business--Note 14           2,295.4        -          -
Incurred Related to:
 Current Year                              1,537.3      910.6      960.0
 Prior Years
   Interest                                  285.0      173.3      155.0
   Incurred                                  (30.5)     (65.5)     (31.1)
                                          --------   --------   --------
Total Incurred                             1,791.8    1,018.4    1,083.9
                                          --------   --------   --------
Paid Related to:
 Current Year                                337.2      322.4      359.0
 Prior Years                               1,011.3      502.1      478.7
                                          --------   --------   --------
Total Paid                                 1,348.5      824.5      837.7
                                          --------   --------   --------
Net Balance at December 31                 5,414.1    2,675.4    2,481.5
 Plus Reinsurance Recoverables               857.7      372.1      343.2
                                          --------   --------   --------
Balance at December 31                    $6,271.8   $3,047.5   $2,824.7
                                          ========   ========   ========


The majority of the net balances are related to disabled lives claims with long-tail payouts on which interest earned on assets backing liabilities is an integral part of pricing and reserving. Interest accrued on prior year reserves has been calculated on the opening reserve balance less one-half year's cash payments at the average rate at which the Company's reserves were discounted during 1997, 1996, and 1995.

Provident Companies, Inc. and Subsidiaries

Note 7--Federal Income Taxes
A reconciliation of the income tax attributable to continuing operations computed at U.S. federal statutory tax rates to the income tax expense as included in the consolidated statements of income follows:


                                                           Year Ended December 31
                                                     1997          1996           1995
Statutory Federal Income Tax Rate                    35.0%         35.0%          35.0%
Tax-preferred Investment Income                      (0.6)         (1.1)          (2.1)
Net Prior Years Tax Refunds                           -            (0.1)          (0.8)
Other Items, Net                                      0.6           1.8            2.2
                                                     ----          ----           ----
Effective Tax Rate                                   35.0%         35.6%          34.3%
                                                     ====          ====           ====


Provident Companies, Inc. and Subsidiaries

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred federal income tax liability are as follows:

                                                                  December 31
                                                          1997                  1996
                                                           (in millions of dollars)
Deferred Tax Liability
 Deferred Policy Acquisition Costs                     $   68.0                $133.6
 Bond Market Discount                                       4.3                  11.2
 Net Unrealized Investment Gains                          334.7                  48.9
 Value of Business Acquired                               217.6                   2.3
 Property and Equipment                                    10.5                   9.8
 Other                                                     34.5                  13.4
                                                         ------                ------
 Total Deferred Tax Liability                             669.6                 219.2
                                                         ------                ------
Deferred Tax Asset
 Reserves                                                 367.4                 105.5
 Realized Investment Gains and Losses                      53.1                  44.7
 Postretirement Benefits                                   26.8                  20.9
 Other Employee Benefits                                   29.3                  24.4
 Other                                                     43.2                   9.2
                                                         ------                ------
 Total Deferred Tax Asset                                 519.8                 204.7
                                                         ------                ------
Net Deferred Tax Liability                               $149.8                $ 14.5
                                                         ======                ======


The Company is required to establish a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax asset and, therefore, no such valuation allowance has been established.

Provident Companies, Inc. and Subsidiaries

Under the Life Insurance Company Tax Act of 1959, life companies were required to maintain a policyholders' surplus account containing the accumulated portion of current income which had not been subjected to income tax in the year earned. The Deficit Reduction Act of 1984 requires that no future amounts be added after 1983 to the policyholders' surplus account. Further, any future distributions from the account would become subject to federal income taxes at the general corporate federal income tax rate then in effect. The amount of the policyholders' surplus account at December 31, 1997, is approximately $202.0 million. Future distributions from the policyholders' surplus account are deemed to occur if a statutorily prescribed maximum for the account is less than the value of the account or if dividend distributions exceed the total amount accumulated as currently taxable income in the year earned. If the entire policyholders' surplus account were deemed distributed in 1998, this would result in a tax of approximately $70.7 million. No current or deferred federal income taxes have been provided on these amounts because management considers the conditions under which such taxes would be paid to be remote.

During 1997, the Company held an appellate conference with the Internal Revenue Service for tax years 1986 through 1992 and is awaiting a response to its comprehensive settlement proposal covering all issues for such years.
The Internal Revenue Service continued its examination of the Company's federal income tax returns for tax years 1993 through 1995. Management believes this appellate conference and examination will have no material adverse impact on the Company's financial statements.

In 1996, the Company received a refund that had been accrued in 1995 relating to the final settlement of litigation for tax years 1980 through 1983. The refund of taxes was $1.5 million and interest on the refund was $4.2 million.
 The Company also received a refund that had been accrued in 1994 relating to a final settlement of the remaining issues in dispute for the 1984 and 1985 tax years. The refund of taxes was $3.1 million and related interest was $5.9 million. During 1996, the Internal Revenue Service concluded its examination of the Company's federal income tax returns for tax years 1990 through 1992 and issued a Revenue Agent's Report proposing a tax deficiency of $26.0 million for these years. Although this proposed deficiency has been appealed, the Company made an additional payment for these years of $13.0 million tax and $5.2 million interest to preclude the accrual of interest at punitive rates on any portion of the proposed deficiency that the Company could possibly lose. Net income for 1996 was increased by $0.9 million as a result of these tax refunds and payments.

In 1995, the Company received a refund that was previously accrued in 1994 relating to a final settlement of the remaining issues in litigation for the 1966 through 1979 tax years. The refund of taxes was $1.1 million and interest on the refund was $4.8 million. The Company also accrued refunds of federal income tax of $1.5 million and related interest of $3.5 million attributable to a final settlement of the remaining issues in litigation for tax years 1980 through 1983. Overall, including interest received, net income in 1995 was increased by $4.0 million as a result of the receipt and accrual of these refunds.

Federal income taxes paid during 1997, 1996, and 1995 were $122.7 million, $92.5 million, and $71.8 million, respectively.

Provident Companies, Inc. and Subsidiaries

Note 8--Debt

Short-term debt at December 31, 1997, was $150.7 million and consisted of reverse repurchase agreements with a weighted average interest rate of 6.38 percent. At December 31, 1996, there was no short-term debt outstanding.

During 1996, the Company entered into an $800.0 million five-year revolving credit facility with various domestic and international banks. The purpose of this arrangement was to provide partial financing for the purchase of The Paul Revere Corporation and GENEX Services, Inc. (see Note 14), to refinance the existing bank term notes of $200.0 million, and for general corporate uses. Interest is variable based upon a London Interbank Offered Rate (LIBOR) plus a margin. At December 31, 1997, the outstanding borrowing under the revolving credit facility was $725.0 million (see Note 18).

During 1996, the Company repaid the $200.0 million bank term notes which were due on or before December 1, 1996.

Interest paid on short-term and long-term debt during 1997, 1996, and 1995 was $41.4 million, $17.1 million, and $22.4 million, respectively. Interest expense during 1997, 1996, and 1995 was $42.5 million, $17.8 million, and $22.3 million, respectively.

Note 9--Retirement Benefits

Pension Plans
The Company provides noncontributory defined benefit pension plans for eligible employees. The benefits are based on years of service and the employee's highest consecutive five years of compensation. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company may determine to be appropriate. Plan assets are invested in two separate accounts of a subsidiary of the Company, one of which invests in listed equity securities and the other in corporate obligations and U.S. bonds, and in an unrelated trust consisting of bonds and equity securities.

Provident Companies, Inc. and Subsidiaries
Note 9--Retirement Benefits - Continued

The pension plans' funded status and the amount recognized in the Company's consolidated statements of financial condition are as follows:

                                                           December 31
                                                        1997          1996
                                                     (in millions of dollars)
Actuarial present value of benefit
   obligation - vested                                 $252.2        $160.8
                                                       ======        ======
Accumulated benefit obligation                         $255.2        $161.6
                                                       ======        ======
Projected benefit obligation                           $308.2        $189.8
Plan assets at fair value                               380.8         220.2
                                                       ------        ------
Plan assets in excess of projected benefit obligation    72.6          30.4
Unrecognized net actuarial gains                        (72.1)        (29.9)
Unrecognized prior service cost                           2.7           2.4
Unrecognized net transition obligation                    0.6           0.6
                                                       ------        ------
Accrued pension asset                                 $   3.8       $   3.5
                                                      =======       =======
Weighted average discount rate used in determining
   the projected benefit obligation                      7.25%         7.25%
Weighted average rate of compensation increase           4.65%         4.50%

Net periodic pension cost (benefit) included the following components:

                                                  Year Ended December 31
                                             1997          1996            1995
                                                 (in millions of dollars)
Service cost                                $  9.1       $  4.0           $  5.7
Interest cost                                 20.5         12.6             12.6
Actual return on plan assets                 (83.1)       (28.1)           (43.1)
Net amortization and deferral                 53.0          7.5             26.5
Curtailment cost                               -            -                1.0
                                            ------       ------           ------
                                            $ (0.5)      $ (4.0)          $  2.7
                                            ======       ======           ======
Expected long-term rate of return
  on plan assets                              8.65%        8.50%            7.75%

Provident Companies, Inc. and Subsidiaries

Postretirement Plans

The Company sponsors two types of defined benefit postretirement plans other than pensions for full-time employees who have ten years of credited service with the Company and have reached age 55. One plan provides medical and dental benefits, and the other provides life insurance benefits. The postretirement health care plan is contributory, with retiree contributions adjusted periodically, and contains other cost-sharing features such as deductibles and coinsurance. It is the Company's expressed intent to increase the health care plan's retiree contribution rate as the cost of health care increases. The life insurance plan is noncontributory and is partially funded through life insurance contracts issued by the Company. The health care plan is unfunded.
The following tables show the accumulated postretirement benefit obligation, the amount recognized in the Company's consolidated statements of financial condition, and the net periodic postretirement benefit cost.

                                                              December 31
                                                       1997               1996
                                                       (in millions of dollars)
Accumulated postretirement benefit obligation:
 Retirees                                              $50.8              $43.2
 Fully eligible active plan participants                 3.0                1.7
 Other active plan participants                         14.2               14.3
                                                       -----              -----
                                                        68.0               59.2
Plan assets at fair value                                9.0                8.5
                                                       -----              -----
Accumulated postretirement benefit obligation
  in excess of plan assets                              59.0               50.7
Unrecognized net gain                                   11.0                7.6
                                                       -----              -----
Accrued postretirement benefit liability               $70.0              $58.3
                                                       =====              =====
Weighted average discount rate used in determining the
   accumulated postretirement benefit obligation        7.25%              7.25%


Provident Companies, Inc. and Subsidiaries

Net periodic postretirement benefit cost included the following components:

                                                            Year Ended December 31
                                                      1997           1996             1995
                                                            (in millions of dollars)
Service cost                                         $ 1.5          $ 1.5            $ 1.9
Interest cost                                          4.4            4.0              4.6
Actual return on plan assets                          (0.5)          (0.5)            (0.5)
Net amortization and deferral                         (3.2)          (3.0)            (3.4)
                                                     -----          -----            -----
                                                     $ 2.2          $ 2.0            $ 2.6
                                                     =====          =====            =====
Expected long-term rate of return on plan assets      8.50%          8.50%            8.50%


The postretirement benefit costs for 1997, 1996, and 1995 assume a weighted average annual rate of increase in the per capita cost of covered health care benefits of 8 percent, 9 percent, and 12 percent, respectively, decreasing gradually to 5 percent for 2004 and thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. Increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1997, by $4.5 million and the aggregate of net periodic postretirement benefit cost for 1997 by $0.5 million.

Curtailment Gains

During 1995, the Company recognized curtailment gains of $16.6 million and $7.7
million in its pension and postretirement plans, respectively.   The gains
resulted from the sale of the group medical business (see Note 15) and the consequent termination of participation in the Company's benefit plans of certain employees. The gains were included in the determination of the total gain recognized on the sale.

Provident Companies, Inc. and Subsidiaries

Note 10--Stockholders' Equity and Earnings Per Share

Preferred Stock

In 1993, the Company issued 1,041,667 shares of 8.10% cumulative preferred stock, liquidation preference $150 per share evidenced by depositary receipts for 6,250,002 depositary shares each representing a one-sixth interest of a preferred share, of which 6,249,202 were issued and outstanding as of December 31, 1997 and 1996 (see Note 18).

Common Stock

On July 30, 1997, the Board of Directors authorized a two-for-one stock split effected in the form of a stock dividend distributed on September 30, 1997, to stockholders of record on August 28, 1997. The common stock par value of $1 per share remained unchanged. Historical share and per share amounts in the consolidated financial statements and notes thereto have been restated to reflect the stock split.

In 1996, the Company's shareholders approved an amendment to the Company's Amended and Restated Certificate of Incorporation to increase from 65,000,000 to 150,000,000 the number of shares of common stock which the Company is authorized to issue.

Earnings Per Common Share

The computations of earnings per common share and earnings per common share assuming dilution are as follows:

                                                             Year Ended December 31
                                                        1997           1996           1995
                                                 (in millions of dollars, except share data)
Numerator:
   Net Income                                       $      247.3   $     145.6   $     115.6
   Preferred Stock Dividends                                12.7          12.7          12.7
                                                    ------------   -----------   -----------
   Income Available to Common Stockholders          $      234.6   $     132.9   $     102.9
                                                    ============   ===========   ===========
Denominator (000s):
   Weighted Average Common Shares                      124,505.4      91,044.8      90,762.7
   Dilution for Assumed Exercise of Stock Options        2,747.8       1,109.7         169.1
                                                    ------------   -----------   -----------
   Weighted Average Common Shares -
      Assuming Dilution                                127,253.2      92,154.5      90,931.8
                                                    ============   ===========   ===========
Earnings Per Common Share                           $       1.88   $      1.46   $      1.13
                                                    ============   ===========   ===========
Earnings Per Common Share - Assuming Dilution       $       1.84   $      1.44   $      1.13
                                                    ============   ===========   ===========


Provident Companies, Inc. and Subsidiaries

Note 11--Incentive Compensation and Stock Purchase Plans

Incentive Compensation

The Company has in effect a two-part management incentive compensation plan, the first part of which is cash-based and is designed to encourage achievement of specific annual goals in which key employees participate. The compensation cost recognized in the consolidated statements of income for this part of the plan is $6.4 million, $3.6 million, and $2.9 million for 1997, 1996, and 1995, respectively. The second part of this plan is a stock option plan. The Company applies Opinion 25 and related interpretations in accounting for the stock option plan. For stock options subject to stock price performance, the compensation cost recognized in the consolidated statements of income was $2.0 million and $2.4 million for 1996 and 1995, respectively. All price performance requirements were met by December 31, 1996, for these stock options.

Under the 1994 stock plan, the Company may grant options of up to 10,000,000 shares of common stock. The exercise price of each option equals the market price of the Company's stock on the date of grant. The options cannot be exercised until at least one year after the date of grant and have a maximum term of ten years after the date of grant. Options granted prior to 1994 were granted under the 1989 stock option plan. Under that plan, the Company could grant options of up to 1,400,000 shares of common stock over the five year term of the plan which ended effective December 31, 1993. The exercise price of each option equaled the market price of the Company's stock on the date of grant. The options outstanding under this plan are currently exercisable and have a maximum term of ten years after the date of grant.

Provident Companies, Inc. and Subsidiaries
Note 11--Incentive Compensation and Stock Purchase Plans - Continued Summaries of the Company's stock options are as follows:

                                     1997                1996                 1995
                                        Weighted             Weighted             Weighted
                                        Average              Average              Average
                               Shares   Exercise    Shares   Exercise    Shares   Exercise
                               (000s)    Price      (000s)     Price     (000s)    Price
Outstanding at January 1       4,239     $13.38      3,297    $12.41     1,771     $13.67
      Granted                  3,454      24.50      1,347     15.57     2,006      11.35
      Exercised                 (562)     14.49       (322)    12.08       (98)     10.36
      Forfeited                 (193)     24.36        (62)    15.40      (206)     13.02
      Expired                      -          -        (21)    14.65      (176)     13.45
                               -----                 -----               -----
Outstanding at December 31     6,938      18.52      4,239     13.38     3,297      12.41
                               =====                 =====               =====


                                                       December 31
                                       1997                1996                  1995
                                                  (shares in thousands)
Exercisable                           3,728               2,954                   953
Exercisable based on
   additional service                 3,210               1,285                 1,950
Exercisable based on
   stock price performance                0                   0                   394
                                      -----               -----                 -----
Outstanding                           6,938               4,239                 3,297
                                      =====               =====                 =====


                                                      December 31, 1997
                                       Options Outstanding               Options Exercisable
                                              Weighted
                                               Average       Weighted               Weighted
                    Range of                  Remaining      Average                 Average
                    Exercise        Shares   Contractual     Exercise    Shares     Exercise
                     Prices         (000s)      Life          Price      (000s)       Price
            $    9.00 to 13.99      1,960     3.8 years      $11.40      1,960        $11.40
                14.00 to 18.99      1,724     5.1             15.30      1,724         15.30
                19.00 to 23.99      2,587     9.0             23.72          4         20.58
                24.00 to 28.99        635     9.1             27.38         21         26.37
                29.00 to 35.99         32     7.4             32.34         19         33.03
                                    -----                                -----
                 9.00 to 35.99      6,938     6.6             18.52      3,728         13.41
                                    =====                                =====


In 1997, the Company granted 267,040 shares of nonvested stock to certain key employees with a weighted average grant date fair value of $28.12 per common share. The compensation cost recognized in the consolidated statements of income for the year ended December 31, 1997 was $1.2 million.

Provident Companies, Inc. and Subsidiaries

Employee Stock Purchase Plan

In 1995, the Company established an employee stock purchase plan to promote and maintain widespread employee stock ownership. The plan became effective in the fourth quarter of 1995 and conforms to Internal Revenue Code Section 423. Under the plan, the Company is authorized to issue up to 2,000,000 shares of common stock to its employees, nearly all of whom are eligible to participate. Under the terms of the plan, eligible employees may purchase common stock of the Company at the end of each three-month financial quarter. The purchase price of the stock is 85 percent of the lower of its beginning of the quarter or end of the quarter market price. The maximum amount of stock a participating employee may purchase under the plan in any one calendar year is limited to $25,000 in fair market value of the stock as determined at the beginning of each purchase period. The Company sold 108,799, 68,622, and 63,870 shares to employees with a weighted average exercise price of $24.63, $14.68, and $11.53 per share in 1997, 1996, and 1995, respectively. The Company applies Opinion 25 and related interpretations in accounting for the stock purchase plan. Accordingly, no compensation cost has been recognized.

Compensation Cost Under the Fair Value Approach (SFAS 123)

Compensation cost for the Company's management incentive compensation plan and employee stock purchase plan under the fair value approach was estimated as of the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                  Year Ended December 31
                                        1997              1996                 1995
Volatility                              18.0%             18.2%                19.1%
Risk-free rate of return                 6.5%              5.7%                 7.6%
Dividend payout rate per share         $0.36             $0.36                $0.36
Time of exercise
   Management Incentive Compensation
    Plan
      Executives                       7 years          7 years              5 years
      Non-executives                   6 years          6 years              4 years
   Employee Stock Purchase Plan        3 months         3 months             3 months
Weighted average fair value of
  options granted during the year
   Management Incentive
     Compensation Plan                  $7.36            $3.68                $2.46
   Employee Stock Purchase Plan         $5.62            $3.38                $2.63


Provident Companies, Inc. and Subsidiaries

Had compensation cost for the two plans been determined in accordance with the provisions of SFAS 123, the Company's pro forma net income and earnings per common share would have been as follows:

                                                            Year Ended December 31
                                                    1997            1996               1995
                                                 (in millions of dollars, except share data)
Net Income                                        $241.6           $143.6             $114.2
Earnings Per Common Share                           1.84             1.44               1.12
Earnings Per Common Share - Assuming Dilution       1.81             1.42               1.12


Note 12--Reinsurance

The Company routinely assumes and cedes reinsurance with other insurance companies. The primary purpose of ceded reinsurance is to limit losses from large exposures; however, if the reinsurer is unable to meet its obligations, the originating issuer of the insurance coverage retains the liability. Premium income, policy and contract benefits, and change in reserves for future policy and contract benefits and policyholders' funds are presented in the consolidated statements of income net of reinsurance ceded.

In May 1995, the Company entered into an indemnity and assumption reinsurance agreement with Healthsource Insurance Company in connection with the sale of the group medical business (see Note 15). Under the terms of the reinsurance agreement, the Company ceded to Healthsource Insurance Company premium income and associated obligations and liabilities arising with respect to medical indemnity and dental and vision insurance issued by the Company in certain states where Healthsource Insurance Company was not licensed and approved to transact this type of business. Total premium income and policy and contract benefits ceded under this reinsurance agreement were $182.9 million and $153.8 million, respectively, for the year ended December 31, 1997, $224.6 million and $188.5 million, respectively, for the year ended December 31, 1996, and $170.6 million and $137.5 million, respectively, for the year ended December 31, 1995. In 1997, the reinsurance agreement was assigned by Healthsource Insurance Company, with the consent of the Company, to Connecticut General Life Insurance Company. It is anticipated that this business will be assumed by Connecticut General Life Insurance Company beginning April 1998.

The total amounts deducted for reinsurance ceded are as follows:

                                                            Year Ended December 31
                                                   1997           1996                1995
                                                           (in millions of dollars)
Premium Income                                    $270.4         $305.5               $249.2
Policy and Contract Benefits                       282.7          265.5                202.7
Change in Reserves for Future Policy and
   Contract Benefits and Policyholders' Funds        3.6           26.4                 44.7


Provident Companies, Inc. and Subsidiaries

Reinsurance ceded and assumed consists of the following:

                                                           Year Ended December 31
                                                      1997          1996            1995
                                                         (in millions of dollars)
                                                                       Reclassified
Ceded
Life Insurance in Force (Amount of Insurance)       $6,184.7      $4,347.9       $4,258.5
 Premium Income
   Individual Life and Disability                       40.6          48.2           47.8
   Employee Benefits                                    39.8          16.1           14.8
   Other Operations                                    190.0         241.2          186.6
Assumed
 Life Insurance in Force (Amount of Insurance)      $  416.2      $  437.0       $  460.2
 Premium Income
   Individual Life and Disability                      167.2          35.3           36.9
   Employee Benefits                                     1.0           0.5            0.4
   Other Operations                                      6.2          15.7           15.0


Segment information for 1996 and 1995 has been reclassified to conform to current year reporting.

Provident Companies, Inc. and Subsidiaries
Note 13--Segment Information
Selected data by segment is as follows:

                                                         Year Ended December 31
                                                     1997        1996          1995
                                                       (in millions of dollars)
                                                                  Reclassified
Revenue (Excluding Net Realized Investment
Gains and Losses)
   Individual Life and Disability                 $ 1,902.3   $ 1,025.0   $   999.1
   Employee Benefits                                  883.7       555.5       520.3
   Other Operations                                   752.1       720.0     1,067.6
                                                  ---------   ---------   ---------
      Total                                       $ 3,538.1   $ 2,300.5   $ 2,587.0
                                                  =========   =========   =========
Income Before Net Realized Investment
   Gains and Losses and Federal Income Taxes
   Individual Life and Disability                 $   232.3   $   115.4    $   34.0
   Employee Benefits                                   63.3        46.1        32.2
   Other Operations                                    69.6        73.3       141.5
                                                  ---------   ---------   ---------
      Total                                       $   365.2   $   234.8   $   207.7
                                                  =========   =========   =========
Revenue (Including Net Realized Investment
   Gains and Losses)
   Individual Life and Disability                 $ 1,910.2   $ 1,033.0   $ 1,003.2
   Employee Benefits                                  887.3       555.5       524.2
   Other Operations                                   755.7       703.4     1,027.9
                                                  ---------   ---------   ---------
      Total                                       $ 3,553.2   $ 2,291.9   $ 2,555.3
                                                  =========   =========   =========
Income Before Federal Income Taxes
   Individual Life and Disability                 $   240.2   $   123.4    $   38.1
   Employee Benefits                                   66.9        46.1        36.1
   Other Operations                                    73.2        56.7       101.8
                                                  ---------   ---------   ---------
      Total                                       $   380.3   $   226.2   $   176.0
                                                  =========   =========   =========
Assets
   Individual Life and Disability                 $11,051.1   $ 5,735.0   $ 5,443.9
   Employee Benefits                                2,145.2     1,490.0     1,407.8
   Other Operations                                 9,981.3     7,767.5     9,449.6
                                                  ---------   ---------   ---------
      Total                                       $23,177.6   $14,992.5   $16,301.3
                                                  =========   =========   =========


Total revenue (excluding net realized investment gains and losses) includes premium income, net investment income, and other income. Total revenue (including net realized investment gains and losses) includes premium income, net investment income, net realized investment gains and losses, and other income. Assets have been allocated to the segments based upon identifiable liabilities and allocated stockholders' equity. Segment information for 1996 and 1995 has been reclassified to conform to current year reporting. The reclassification, which reflects the Company's current marketing and operational structure, did not change total Revenue, total Income Before Federal Income Taxes, or total Assets.

Provident Companies, Inc. and Subsidiaries

Note 14--Acquisition of Business

GENEX Services, Inc.

On February 28, 1997, the Company acquired GENEX Services, Inc. and GENEX Services of Canada, Inc. (GENEX) at a price of $70.0 million. GENEX is a provider of case management, vocational rehabilitation, and related services to corporations, third party administrators, and insurance companies. These services are utilized in the management of disability and worker's compensation cases. The acquisition, financed through borrowings on the Company's revolving credit facility, was accounted for by the purchase method. The fair values of the assets acquired and liabilities assumed were $17.9 million and $8.9 million, respectively. The purchase price has been allocated to goodwill and will be amortized on a straight-line basis over a 25 year period. The consolidated financial statements include the operating results of GENEX from March 1, 1997.

The Paul Revere Corporation

On March 27, 1997, the Company acquired The Paul Revere Corporation (Paul Revere), a provider of life and disability insurance products, at a price of approximately $1.2 billion. The transaction was financed through common equity issued to Zurich Insurance Company, a Swiss insurer, and its affiliates in the amount of $300.0 million (19,047,620 shares of common stock), common equity of $437.5 million (23,340,000 shares of common stock) and cash of $2.5 million issued to Paul Revere shareholders, internally generated funds of $145.0 million, and borrowings on the Company's revolving credit facility of $305.0 million. The acquisition was accounted for by the purchase method. The fair values of the assets acquired and liabilities assumed were $6,680.0 million and $6,675.4 million, respectively. The purchase price has been allocated principally to the value of business acquired with the remainder being allocated to goodwill. The value of business acquired will be amortized with interest based on premium income for the traditional individual life and disability income products and on the estimates of future gross profits for interestsensitive individual life and individual annuity products. Goodwill will be amortized on a straight-line basis over a 40 year period. The consolidated financial statements include the operating results of Paul Revere from April 1, 1997.

Pro Forma Results

The following pro forma results of operations for the years ended December 31, 1997 and 1996, give effect to the acquisitions and the related financing arrangements, including the acquisition of debt and issuance of common stock equity. The pro forma results of operations, prepared from historical financial results of operations of the Company, Paul Revere, and GENEX with such adjustments as are necessary to present the results of operations as if the acquisitions had occurred as of the beginning of each year presented, are as follows:

                                                              Year Ended December 31
                                                          1997                       1996
(in millions of dollars, except share data)
Revenue Excluding Net Realized Investment
   Gains and Losses                                     $3,958.1                   $3,930.2
Revenue Including Net Realized Investment
   Gains and Losses                                      4,009.6                    3,970.2
Income (Loss) Before Net Realized Investment
   Gains and Losses and Federal Income Taxes               377.2                      (81.3)
Income (Loss) Before Federal Income Taxes                  428.7                      (41.3)
Net Income (Loss)                                          276.3                      (37.1)
Earnings Per Common Share                                   1.96                      (0.37)


Provident Companies, Inc. and Subsidiaries

In 1996, Paul Revere strengthened reserves in its individual disability segment by $380.0 million before income taxes which resulted in a decrease in net income of $244.3 million ($1.83 per common share). The reserve strengthening resulted from a comprehensive study, completed in October 1996, of the adequacy of the individual disability reserves under generally accepted accounting principles.

Note 15--Sale of a Portion of a Line of Business

In December 1994, the Company entered into an Asset and Stock Purchase Agreement with Healthsource, Inc. (Healthsource) whereby Healthsource agreed to acquire certain assets and assume certain liabilities of the Company's group medical business. The sale was completed on May 31, 1995, effective April 30, 1995.

The Company received $131.0 million in cash and $100.0 million of a new issue of Healthsource 6.25% preferred stock which was redeemed at par in the first quarter of 1996. Pursuant to the Asset and Stock Purchase Agreement, assets were transferred to Healthsource which had a carrying value of approximately $297.5 million. Liabilities assumed by Healthsource in connection with the transferred business totaled $221.5 million. Total revenue and income before federal income taxes for the group medical business were $146.2 million and $3.3 million, respectively, for the four month period ended April 30, 1995. The gain on sale of the Company's group medical business increased 1995 operating earnings by $21.8 million ($0.24 per common share) before taxes and $14.2 million ($0.16 per common share) after taxes.

Note 16--Commitments and Contingent Liabilities

Commitments

In December 1997, the Company entered into a definitive agreement with American General Corporation (American General) under which various affiliates of American General will acquire the Company's individual and tax-sheltered annuity business for approximately $58.0 million in cash. In addition, American General is acquiring a number of miscellaneous group pension lines of business which are no longer actively marketed. The sale does not include the Company's Canadian annuity business, traditional GICs, or group single premium annuities. The transaction is expected to close in the second quarter of 1998. The Company expects to record a gain when the transaction is closed.

Contingent Liabilities

Two alleged class action lawsuits have been filed in Superior Court in Worcester, Massachusetts against the Company. One of the alleged lawsuits purports to represent all career agents of Paul Revere whose employment relationships ended on June 30, 1997, and who were offered contracts to sell insurance policies as independent producers, and the other purports to represent independent brokers who sold certain Paul Revere individual disability income policies with benefit riders. Motions have been filed by the Company to dismiss most of the counts in the complaints, which allege various breach of contract and statutory claims. To date no class has been certified in either lawsuit. The Company has strong defenses to both lawsuits and will vigorously defend its position and resist certification of the classes. In addition, the same plaintiff's attorney who has filed the purported class action lawsuits has filed 41 individual lawsuits on behalf of current and former Paul Revere sales managers alleging various breach of contract claims. The Company has strong defenses and will vigorously defend its position in these cases as well. Although the alleged class action lawsuits and the 41 individual lawsuits are in the early stages, management does not currently expect these suits to materially affect the financial position or results of operations of the Company.

Various lawsuits against the Company have arisen in the normal course of business. Contingent liabilities that might arise from litigation are not deemed likely to materially affect the financial position or results of operations of the Company.

Provident Companies, Inc. and Subsidiaries

Note 17--Statutory Financial Information

Statutory Net Income, Capital and Surplus, and Dividends

The Company's insurance subsidiaries' statutory net income, as reported in conformity with statutory accounting practices prescribed by state regulatory authorities, for the years ended December 31, 1997, 1996, and 1995, was $76.1 million, $104.9 million, and $67.1 million, respectively. Statutory capital and surplus at December 31, 1997 and 1996, was $1,128.2 million and $674.2 million, respectively.

Regulatory restrictions limit the amount of dividends available for distribution to the Company from its insurance subsidiaries, without prior approval by regulatory authorities, to the greater of ten percent of an insurer's statutory surplus as regards policyholders as of the preceding year end or the statutory net gain from operations, excluding realized investment gains and losses, of the preceding year. The payment of dividends is further limited to the amount of statutory unassigned surplus. Based on these restrictions, it is anticipated that $151.9 million will be available for the payment of dividends to the Company from its top-tier insurance subsidiaries during 1998.

Permitted Statutory Accounting Practices

The Company's insurance subsidiaries prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners (NAIC) and the applicable state regulatory authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the NAIC. Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future. At December 31, 1997, the Company had not applied any permitted accounting practices that differed from prescribed statutory accounting practices that had a material impact on the financial position or results of operations of the insurance subsidiaries.

The NAIC currently is in the process of recodifying statutory accounting practices, the result of which is expected to standardize prescribed statutory accounting practices. Accordingly, that project, which is expected to be completed in 1998, will likely change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that the Company's insurance subsidiaries use to prepare their statutory financial statements.

Deposits

At December 31, 1997, the Company's insurance subsidiaries had on deposit with regulatory authorities securities with a book value of $902.3 million held for the protection of policyholders.

Note 18--Subsequent Events

On February 24, 1998, the Company repaid the $725.0 million outstanding borrowing on its revolving credit facility and redeemed its cumulative preferred stock outstanding of $156.2 million at $150 per share equivalent to $25 per depositary share. The debt repayment and preferred stock redemption were funded through short-term borrowings.

Provident Companies, Inc. and Subsidiaries

In May 1997, the Securities and Exchange Commission declared effective a shelf registration statement pursuant to which the Company may issue up to $900.0 million in debt and/or equity securities. On March 16, 1998, the Company completed a public offering of $200.0 million of 7.25% senior notes due March 15, 2028. On March 16, 1998, Provident Financing Trust I, a subsidiary trust of the Company, issued $300.0 million of 7.405% capital securities in a public offering. These capital securities, which mature on March 15, 2038, are fully and unconditionally guaranteed by the Company, have a liquidation value of $1,000 per capital security, and have a mandatory redemption feature under certain circumstances. The Company issued 7.405% junior subordinated deferrable interest debentures which mature on March 15, 2038, to the subsidiary trust in connection with the capital securities offering. The Company has $400.0 million available for debt and/or equity securities under its shelf registration statement following the issuance of the senior notes and capital securities.

Note 19--Supplemental Data on Quarterly Results of Operations (Unaudited)

The following is a summary of unaudited quarterly results of operations for 1997 and 1996:

                                                               1997
                                     4th              3rd              2nd              1st
                                          (in millions of dollars, except share data)
Premium Income                      $582.2          $594.0           $590.0           $287.5
Net Investment Income                364.6           362.9            364.7            262.5
Net Realized Investment Gains          2.0             6.9              1.5              4.7
Total Revenue                        991.0           997.1            993.8            571.3
Income Before Federal Income Taxes   117.3           109.5             90.7             62.8
Net Income                            75.8            71.0             59.7             40.8
Earnings Per Common Share              .54             .50              .42              .40
Earnings Per Common Share -
  Assuming Dilution                    .53             .49              .41              .39


                                                              1996
                                   4th              3rd               2nd              1st
                                         (in millions of dollars, except share data)
Premium Income                   $292.4           $287.4            $291.3           $304.6
Net Investment Income             268.0            269.5             274.1            278.5
Net Realized Investment
  Gains (Losses)                    1.4             (4.1)             (5.3)            (0.6)
Total Revenue                     568.5            562.7             569.0            591.7
Income Before Federal
  Income Taxes                     67.8             51.8              53.2             53.4
Net Income                         43.9             33.2              34.1             34.4
Earnings Per Common Share           .45              .33               .34              .34
Earnings Per Common Share -
  Assuming Dilution                 .44              .33               .34              .34


            Unaudited Pro Forma Combined Condensed Financial Statements

     The following unaudited pro forma combined condensed financial statements and explanatory notes are presented to show the impact of the Merger on the historical financial positions and results of operations of UNUM and Provident under the "pooling of interests" method of accounting.
The unaudited pro forma combined condensed financial statements combine the historical financial information of UNUM and Provident as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997 and for each of the three years ended December 31, 1997, 1996 and 1995, respectively. The unaudited pro forma combined condensed balance sheet assumes the Merger was consummated on September 30, 1998. The unaudited pro forma combined condensed statements of income give effect to the Merger as if it had been consummated at the beginning of the earliest period presented.

     Immediately prior to the Merger, each issued and outstanding share of Provident common stock will be reclassified and (assuming the effectiveness of the Merger) converted into 0.73 of a share of UNUMProvident common stock. In connection with the above reclassification and Merger, the par value of Provident common stock will be reduced from $1.00 per share to $.10 per share. Upon consummation of the Merger, each share of issued and outstanding UNUM common stock will be converted into one share of UNUMProvident common stock. The Merger, which is expected to be completed in the second quarter of 1999, is subject to regulatory approval and UNUM and Provident stockholder approval. The unaudited pro forma combined condensed financial statements as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997 and each of the three years ended December 31, 1997, 1996 and 1995 are based on and derived from, and should be read in conjunction with, (i) the historical consolidated financial statements and related notes thereto of UNUM, which are incorporated by reference herein, and (ii) the historical consolidated financial statements and related notes thereto of Provident, which are incorporated by reference herein.

     The pro forma data are presented for comparative purposes only and are not necessarily indicative of the future financial position or the results of operations that would have been realized had the Merger been consummated during the periods or as of the date for which the pro forma data are presented.

     Management of UNUM and Provident are currently assessing non-recurring merger charges which would be material to the combined company's results of operations and financial condition for the period in which the charge occurs. As such, no estimate has been reflected in the unaudited pro forma combined condensed financial statements.

UNUMProvident Corporation

Unaudited Pro Forma Combined Condensed Statements of Income
------------------------------------------------------------------------------------------------------------------------
                                                                             Nine Months Ended
                                                                            September 30, 1998
                                                ------------------------------------------------------------------------
                                                                                                            Pro Forma
                                                                                                          UNUMProvident
                                                      UNUM               Provident          Adj             Combined
------------------------------------------------------------------------------------------------------------------------
                                                                 (in millions of dollars, except per share data)
Premium Income                                  $         2,857.8  $         1,759.8  $         --      $      4,617.6
Net Investment Income                                       493.4            1,039.6            --             1,533.0
Net Realized Investment Gains                                12.6               18.2                              30.8
Other Income                                                 96.8              134.3            --               231.1
                                                ------------------------------------------------------------------------
                                  Total Revenue           3,460.6            2,951.9            --             6,412.5
                                                ------------------------------------------------------------------------
Policyholder Benefits                                     2,141.9            1,864.0            --             4,005.9
Commissions                                                 384.4              251.2            --               635.6
Operating Expenses                                          638.3              406.2            --             1,044.5
Increase in Deferred Policy Acquisition Costs              (175.1)             (27.6)                           (202.7)
Amortization of Value of Business Acquired                    3.8               25.2                              29.0
Amortization of Goodwill                                      4.8               16.1                              20.9
Interest Expense                                             36.6               54.0            --                90.6
                                                ------------------------------------------------------------------------
                    Total Benefits and Expenses           3,034.7            2,589.1            --             5,623.8
                                                ------------------------------------------------------------------------
Income Before Income Taxes                                  425.9              362.8            --               788.7
Income Taxes                                                129.3              135.0            --               264.3
                                                ------------------------------------------------------------------------
                                     Net Income $           296.6  $           227.8  $         --      $        524.4
                                                ------------------------------------------------------------------------
Net Income Per Common Share
   Basic                                        $            2.15  $            1.67                    $         2.21
   Diluted                                      $            2.10  $            1.63                    $         2.15
------------------------------------------------------------------------------------------------------------------------

Average Shares Outstanding - Basic                    138,270,633        135,101,280     (36,477,346)      236,894,567
Average Shares Outstanding - Diluted                  141,456,246        138,589,198     (37,419,083)      242,626,361


UNUMProvident Corporation

Unaudited Pro Forma Combined Condensed Statements of Income
------------------------------------------------------------------------------------------------------------------------
                                                                             Nine Months Ended
                                                                            September 30, 1997
                                                ------------------------------------------------------------------------
                                                                                                           Pro Forma
                                                                                                         UNUMProvident
                                                      UNUM               Provident          Adj             Combined
------------------------------------------------------------------------------------------------------------------------
                                                                 (in millions of dollars, except per share data)
Premium Income                                  $         2,403.2  $         1,471.5  $         --      $        3,874.7
Net Investment Income                                       495.5              990.1            --               1,485.6
Net Realized Investment Gains (Losses)                       (2.5)              13.1                                10.6
Other Income                                                200.5               87.5            --                 288.0
                                                ------------------------------------------------------------------------
                                  Total Revenue           3,096.7            2,562.2            --               5,658.9
                                                ------------------------------------------------------------------------
Policyholder Benefits                                     1,871.8            1,719.9            --               3,591.7
Commissions                                                 306.1              225.6            --                 531.7
Operating Expenses                                          567.2              326.2            --                 893.4
Increase in Deferred Policy Acquisition Costs              (115.7)             (28.2)                             (143.9)
Amortization of Value of Business Acquired                    2.5               19.3                                21.8
Amortization of Goodwill                                      4.1                8.6                                12.7
Interest Expense                                             31.2               27.8            --                  59.0
                                                ------------------------------------------------------------------------
                    Total Benefits and Expenses           2,667.2            2,299.2            --               4,966.4
                                                ------------------------------------------------------------------------
Income Before Income Taxes                                  429.5              263.0            --                 692.5
Income Taxes                                                135.4               91.5            --                 226.9
                                                ------------------------------------------------------------------------
                                     Net Income $           294.1  $           171.5  $         --      $          465.6
                                                ------------------------------------------------------------------------
Net Income Per Common Share
   Basic                                        $            2.10  $            1.34                    $           2.00
   Diluted                                      $            2.05  $            1.31                    $           1.95
------------------------------------------------------------------------------------------------------------------------

Average Shares Outstanding - Basic                    140,327,518        120,928,246       (32,650,626)      228,605,138
Average Shares Outstanding - Diluted                  143,239,589        123,492,809       (33,343,058)      233,389,340

                                         -64-

UNUMProvident Corporation

Unaudited Pro Forma Combined Condensed Statements of Income

---------------------------------------------------------------------------------------------------------------------------
                                                                               Year Ended
                                                                            December 31, 1997
                                                ---------------------------------------------------------------------------
                                                                                                           Pro Forma
                                                                                                         UNUMProvident
                                                     UNUM              Provident            Adj            Combined
---------------------------------------------------------------------------------------------------------------------------
                                                              (in millions of dollars, except per share data)
Premium Income                                     $      3,263.7     $      2,053.7     $      --         $     5,317.4
Net Investment Income                                       661.0            1,354.7            --               2,015.7
Net Realized Investment Gains (Losses)                       (3.6)              15.1                                11.5
Other Income                                                227.3              129.7            --                 357.0

                                                ---------------------------------------------------------------------------
                                   Total Revenue          4,148.4            3,553.2            --               7,701.6
                                                ---------------------------------------------------------------------------

Policyholder Benefits                                     2,522.3            2,358.1            --               4,880.4
Commissions                                                 410.5              305.7            --                 716.2
Operating Expenses                                          794.8              460.7            --               1,255.5
Increase in Deferred Policy Acquisition Costs              (166.9)             (37.9)                             (204.8)
Amortization of Value of Business Acquired                    3.3               31.2                                34.5
Amortization of Goodwill                                      5.6               12.6                                18.2
Interest Expense                                             42.4               42.5            --                  84.9

                                                ---------------------------------------------------------------------------
                     Total Benefits and Expenses          3,612.0            3,172.9            --               6,784.9
                                                ---------------------------------------------------------------------------

Income Before Income Taxes                                  536.4              380.3            --                 916.7
Income Taxes                                                166.1              133.0            --                 299.1
                                                ---------------------------------------------------------------------------
                                      Net Income   $        370.3     $        247.3     $      --         $       617.6
                                                ---------------------------------------------------------------------------

Net Income Per Common Share
   Basic                                           $         2.65     $         1.88                       $        2.62
   Diluted                                         $         2.59     $         1.84                       $        2.57

---------------------------------------------------------------------------------------------------------------------------

Average Shares Outstanding - Basic                    139,852,234        124,505,397       (33,616,457)      230,741,174
Average Shares Outstanding - Diluted                  142,923,361        127,253,246       (34,358,376)      235,818,231

UNUMProvident Corporation

Unaudited Pro Forma Combined Condensed Statements of Income

---------------------------------------------------------------------------------------------------------------------------
                                                                               Year Ended
                                                                            December 31, 1996
                                                ---------------------------------------------------------------------------
                                                                                                            Pro Forma
                                                                                                          UNUMProvident
                                                     UNUM              Provident            Adj             Combined
---------------------------------------------------------------------------------------------------------------------------
                                                              (in millions of dollars, except per share data)
Premium Income                                     $      3,151.5     $     1,175.7      $     --         $     4,327.2
Net Investment Income                                       803.3           1,090.1            --               1,893.4
Net Realized Investment Gains (Losses)                        3.4              (8.6)                               (5.2)
Other Income                                                113.5              34.7            --                 148.2

                                                ---------------------------------------------------------------------------
                                   Total Revenue          4,071.7           2,291.9            --               6,363.6
                                                ---------------------------------------------------------------------------

Policyholder Benefits                                     2,542.8           1,661.2            --               4,204.0
Commissions                                                 386.9             168.3            --                 555.2
Operating Expenses                                          861.8             224.8            --               1,086.6
Increase in Deferred Policy Acquisition Costs              (109.3)             (6.9)                             (116.2)
Amortization of Value of Business Acquired                    0.9               0.5                                 1.4
Amortization of Goodwill                                      6.3                --                                 6.3
Interest Expense                                             40.7              17.8            --                  58.5

                                                ---------------------------------------------------------------------------
                     Total Benefits and Expenses          3,730.1           2,065.7            --               5,795.8
                                                ---------------------------------------------------------------------------

Income Before Income Taxes                                  341.6             226.2            --                 567.8
Income Taxes                                                103.6              80.6            --                 184.2
                                                ---------------------------------------------------------------------------
                                      Net Income   $        238.0     $       145.6      $     --         $       383.6
                                                ---------------------------------------------------------------------------

Net Income Per Common Share
   Basic                                           $         1.63     $        1.46                       $        1.75
   Diluted                                         $         1.61     $        1.44                       $        1.72

---------------------------------------------------------------------------------------------------------------------------

Average Shares Outstanding - Basic                    145,938,794        91,044,834       (24,582,105)      212,401,523
Average Shares Outstanding - Diluted                  148,028,296        92,154,470       (24,881,707)      215,301,059

UNUMProvident Corporation

Unaudited Pro Forma Combined Condensed Statements of Income

---------------------------------------------------------------------------------------------------------------------------
                                                                               Year Ended
                                                                            December 31, 1995
                                                ---------------------------------------------------------------------------
                                                                                                            Pro Forma
                                                                                                          UNUMProvident
                                                     UNUM              Provident            Adj             Combined
---------------------------------------------------------------------------------------------------------------------------
                                                              (in millions of dollars, except per share data)
Premium Income                                     $      3,018.2     $     1,251.9      $     --          $    4,270.1
Net Investment Income                                       806.3           1,221.3            --               2,027.6
Net Realized Investment Gains (Losses)                      225.1             (31.7)                              193.4
Other Income                                                 73.3             113.8            --                 187.1

                                                ---------------------------------------------------------------------------
                                  Total Revenue           4,122.9           2,555.3            --               6,678.2
                                                ---------------------------------------------------------------------------

Policyholder Benefits                                     2,720.4           1,904.6            --               4,625.0
Commissions                                                 369.9             187.6            --                 557.5
Operating Expenses                                          721.3             277.0            --                 998.3
Increase in Deferred Policy Acquisition Costs              (114.7)            (17.1)                             (131.8)
Amortization of Value of Business Acquired                    3.2               4.9                                 8.1
Amortization of Goodwill                                      3.7              --                                   3.7
Interest Expense                                             37.2              22.3            --                  59.5

                                                ---------------------------------------------------------------------------
                    Total Benefits and Expenses           3,741.0           2,379.3            --               6,120.3
                                                ---------------------------------------------------------------------------

Income Before Income Taxes                                  381.9             176.0            --                 557.9
Income Taxes                                                100.8              60.4            --                 161.2
                                                ---------------------------------------------------------------------------
                                     Net Income    $        281.1     $       115.6      $     --          $      396.7
                                                ---------------------------------------------------------------------------

Net Income Per Common Share
   Basic                                           $         1.93     $        1.13                        $       1.81
   Diluted                                         $         1.92     $        1.13                        $       1.80

---------------------------------------------------------------------------------------------------------------------------

Average Shares Outstanding - Basic                    145,353,576        90,762,746       (24,505,941)      211,610,381
Average Shares Outstanding - Diluted                  146,608,572        90,931,790       (24,551,583)      212,988,779

UNUMProvident Corporation
Unaudited Pro Forma Combined Condensed Balance Sheet
(in millions of dollars)

                                                                                                                Pro Forma
                                                            UNUM           Provident                          UNUMProvident
September 30,1998                                        Historical        Historical      Adjustments          Combined
                                                        ------------      ------------    -------------      ---------------
Fixed Maturity Securities
   Available-for-sale                                   $   7,697.1       $  14,946.5     $     --           $  22,643.6
   Held-to-maturity                                          --                 298.9           --                 298.9
Equity Securities                                              28.5              12.7           --                  41.2
Mortgage Loans                                              1,215.5              17.8           --               1,233.3
Real Estate                                                   248.2              43.7           --                 291.9
Policy Loans                                                  138.0           2,101.4           --               2,239.4
Other Long-term Investments                                     1.7              33.9           --                  35.6
Short-term Investments                                        295.4              44.0           --                 339.4
                                                        ------------      ------------    -------------      ---------------
   Total Investments                                        9,624.4          17,498.9           --              27,123.3

Cash                                                           56.8              42.3           --                  99.1
Premiums Receivable                                           584.0              47.9           --                 631.9
Reinsurance Receivable                                      1,779.8           3,171.2           --               4,951.0
Deposit Assets                                                768.4            --               --                 768.4
Accrued Investment Income                                     153.0             363.1           --                 516.1
Deferred Policy Acquisition Costs                           1,205.4             413.7           --               1,619.1
Value of Business Acquired                                     81.3             498.7           --                 580.0
Goodwill                                                      121.8             697.5           --                 819.3
Property and Equipment                                        225.9             118.0           --                 343.9
Miscellaneous                                                 299.4              95.5           --                 394.9
Separate Account Assets                                        30.4             320.2           --                 350.6
                                                        ------------      ------------    -------------      ---------------
  Total Assets                                          $  14,930.6       $  23,267.0     $     --           $  38,197.6

                                                        ------------      ------------    -------------      ---------------
                                         -68-

UNUMProvident Corporation
Unaudited Pro Forma Combined Condensed Balance Sheet (continued)
(in millions of dollars)

                                                                                                                Pro Forma
                                                            UNUM           Provident                          UNUMProvident
September 30,1998                                        Historical        Historical      Adjustments          Combined
                                                        ------------      ------------    -------------      ---------------
Policy and Contract Benefits                            $    6,641.0      $      513.0    $     --           $       7,154.0
Reserves for Future Policy and Contract
  Benefits and Unearned Premiums                             2,436.9          13,674.9          --                  16,111.8
Other Policyholders' Funds                                     895.1           3,482.6          --                   4,377.7
Federal Income Tax Liability                                   632.8             347.0          --                     979.8
Short-term Debt                                                196.1              98.9                                 295.0
Long-term Debt                                                 544.0             600.0          --                   1,144.0
Other Liabilities                                              807.2             481.9          --                   1,289.1
Separate Account Liabilities                                    30.4             320.2          --                     350.6
                                                        ------------      ------------    -------------      ---------------
   Total Liabilities                                        12,183.5          19,518.5          --                  31,702.0
                                                        ------------      ------------    -------------      ---------------

Company Obligated Mandatorily Redeemable
   Preferred Securities of Subsidiary Trust
   Holding Solely Junior Subordinated Debt
   Securities of the Company                                  --                 300.0          --                     300.0
                                                        ------------      ------------    -------------      ---------------

Preferred Stock                                               --                --              --                   --
Common Stock                                                    20.0             135.8           (132.1)                23.7
Additional Paid-in Capital                                   1,138.9             756.3           (959.6)               935.6
Net Unrealized Gain on Securities                              312.7             775.7          --                   1,088.4
Foreign Currency Translation Adjustment                        (16.3)            (30.0)         --                     (46.3)
Retained Earnings                                            2,398.6           1,821.6          --                   4,220.2
Treasury Stock                                              (1,091.7)            (10.9)         1,091.7                (10.9)
Restricted Stock Deferred Compensation                         (15.1)           --              --                     (15.1)
                                                        ------------      ------------    -------------      ---------------
   Total Stockholders' Equity                                2,747.1           3,448.5          --                   6,195.6
                                                        ------------      ------------    -------------      ---------------

   Total Liabilities and Stockholders' Equity           $   14,930.6      $   23,267.0    $     --           $      38,197.6
                                                        ------------      ------------    -------------      ---------------


     Notes To Unaudited Pro Forma Combined Condensed Financial Statements


1.   Basis of Presentation

     The unaudited pro forma combined condensed financial statements has been prepared using the pooling-of-interests method of accounting, giving effect to the Merger as if it had occurred (a) in the case of balance sheet information, on September 30, 1998 and (b) in the case of statement of income information, as of the beginning of the earliest period presented. The pro forma financial statements presented are not necessarily indicative of the results of operations had the Merger been consummated as of the date or at the beginning of the periods presented, nor are they necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Certain historical financial information has been reclassified to conform with the current presentation. Immediately prior to the Merger, each issued and outstanding share of Provident common stock will be reclassified and (assuming the effectiveness of the Merger) converted into 0.73 of a share of UNUMProvident common stock. In connection with the above reclassification and Merger, the par value of Provident common stock will be reduced from $1.00 per share to $.10 per share. Upon consummation of the Merger, each share of issued and outstanding UNUM common stock will be converted into one share of UNUMProvident common stock. The Merger is subject to regulatory approval and UNUM and Provident stockholder approval.

     On March 27, 1997, Provident completed the acquisition of Paul Revere for approximately $1.2 billion. The fair values of assets acquired and liabilities assumed were $6,680.0 million and $6,675.4 million, respectively. The acquisition was accounted for by the purchase method of accounting, and accordingly, is included in Provident's historical financial statements from the date of acquisition.

2.   Accounting Policies and Financial Statements Classifications

     UNUM and Provident are in the process of reviewing their accounting policies and financial statement classifications and, as a result of this review, it may be necessary to restate either or both UNUM's or Provident's financial statements to conform to those accounting policies and classifications that are determined to be most appropriate. If adjustments are necessary, they could be material.

3.   Non-Recurring Merger Charge

     Management of UNUM and Provident are currently assessing non-recurring merger charges which could be material to the combined company's results of operations and financial condition for the period in which the charge occurs. As such, no estimate has been reflected in the unaudited condensed pro forma combined financial information.

     The unaudited pro forma combined condensed financial statements do not reflect any benefits expected from revenue enhancements or derived from
     potential cost savings related to the Merger.   Although management
     anticipates revenue enhancements and costs savings will result from the Merger, there can be no assurance these items will be achieved.

4.   Pro Forma Adjustments

     The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed financial statements:

     The pro forma adjustments to common stock, additional paid-in capital and treasury stock reflect the retirement of 6.2 million shares of UNUM common stock held in treasury, the reclassification of Provident common stock on a 0.73 to 1 basis and the related reduction in par value from $1.00 per share to $.10 per share. Based on the number of shares of Provident common stock issued at September 30, 1998, the 0.73 to 1 reclassification ratio results in 135.5 million shares of Provident common stock being reclassified into 98.9 million shares of UNUMProvident common stock.

     Because the number of shares of UNUM common stock and Provident common stock outstanding may have increased or decreased by the time of the reclassification and Merger, the ultimate number of shares of UNUMProvident common stock resulting from the reclassification and Merger cannot be determined at this time.

     As discussed in Note 3, no estimates have been made, nor are such estimates included in the unaudited pro forma combined condensed financial statements, for non-recurring merger charges.

5.   Pro Forma Earnings Per Share

     The number of combined average shares outstanding and the adjustments for dilutive securities reflects the exchange of each share of Provident Common Stock for .73 of a share of UNUMProvident. Amounts used in the determination of pro forma basic and dilutive earnings per share are as follows:

                             ------------------------------------------------------------------
                              For the Nine Months Ended
                                    September 30               For the Year Ended December 31
                             ---------------------------    ------------------------------------
                                 1998           1997           1997         1996          1995
                             -----------    ------------    ---------     ---------    ---------
                                                  (in millions of dollars)
Net income                      $524.4         $465.6         $617.6        $383.6       $396.7
Less dividends
  accrued on preferred
  stock                            1.9            9.5           12.7          12.7         12.7
                             -----------    ------------    ---------     ---------    ---------
Total available to
  common
  shareholders                  $522.5         $456.1         $604.9        $370.9       $384.0
                             ===========    ============    =========     =========    ==========
Combined average
  shares outstanding-basic       236.9          228.6          230.7         212.4        211.6
Adjustments for
  dilutive securities              5.7            4.8            5.1            2.9          1.4
                             -----------    ------------    ---------     ---------    ---------
Combined average
  shares outstanding-diluted     242.6          233.4          235.8          215.3        213.0
                             ===========    ============    =========     =========    ==========

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   UNUM CORPORATION


                                   By:  /s/ Robert E. Broatch
                                        Robert E. Broatch
                                        Senior Vice President & Chief
                                         Financial Officer



Dated:  December 10, 1998